Exhibit 10.1

*** CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION.

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 20, 2003

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Agent

and

PSS WORLD MEDICAL, INC. AND CERTAIN OF ITS SUBSIDIARIES

as the Borrowers

and

CERTAIN OTHER SUBSIDIARIES OF PSS WORLD MEDICAL, INC.

as the Guarantors

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6.6	FINANCIAL STATEMENTS AND PROJECTIONS	21
6.7	CAPITALIZATION	21
6.8	SOLVENCY	21
6.9	DEBT	21
6.10	DISTRIBUTIONS	21
6.11	REAL ESTATE; LEASES	21
6.12	PROPRIETARY RIGHTS	21
6.13	TRADE NAMES	22
6.14	LITIGATION	22
6.15	LABOR DISPUTES	22
6.16	ENVIRONMENTAL LAWS	22
6.17	NO VIOLATION OF LAW	23
6.18	NO DEFAULT	23
6.19	ERISA COMPLIANCE	23
6.20	TAXES	24
6.21	REGULATED ENTITIES	24
6.22	USE OF PROCEEDS; MARGIN REGULATIONS	24
6.23	SENIOR SUBORDINATED NOTES	24
6.24	NO MATERIAL ADVERSE CHANGE	24
6.25	FULL DISCLOSURE	24
6.26	MATERIAL AGREEMENTS	24
6.27	BANK ACCOUNTS	24
6.28	GOVERNMENTAL AUTHORIZATION	24
6.29	TAX SHELTER REGULATIONS	24

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS		25

7.1	TAXES AND OTHER OBLIGATIONS	25
7.2	LEGAL EXISTENCE AND GOOD STANDING	25
7.3	COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES	25
7.4	MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY	25
7.5	INSURANCE	26
7.6	INSURANCE AND CONDEMNATION PROCEEDS	26
7.7	ENVIRONMENTAL LAWS	26
7.8	COMPLIANCE WITH ERISA	27
7.9	MERGERS, CONSOLIDATIONS OR SALES	28
7.10	DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS	29
7.11	TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS	29
7.12	GUARANTIES	29
7.13	DEBT	29
7.14	PREPAYMENT	30
7.15	TRANSACTIONS WITH AFFILIATES	30
7.16	INVESTMENT BANKING AND FINDER’S FEES	30
7.17	BUSINESS CONDUCTED	30
7.18	LIENS	30
7.19	SALE AND LEASEBACK TRANSACTIONS	30
7.20	NEW SUBSIDIARIES	31
7.21	FISCAL YEAR	31
7.22	CAPITAL EXPENDITURES	31
7.23	FINANCIAL COVENANTS	31
7.24	MINIMUM EXCESS AVAILABILITY	32
7.25	USE OF PROCEEDS	32
7.26	FURTHER ASSURANCES	32

ARTICLE 8 CONDITIONS OF LENDING		32

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8.1	CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE	32
8.2	CONDITIONS PRECEDENT TO EACH LOAN	33

ARTICLE 9 DEFAULT; REMEDIES		34

9.1	EVENTS OF DEFAULT	34
9.2	REMEDIES	36

ARTICLE 10 TERM AND TERMINATION		37

10.1	TERM AND TERMINATION	37

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		37

11.1	AMENDMENTS AND WAIVERS	37
11.2	ASSIGNMENTS; PARTICIPATIONS	38

ARTICLE 12 THE AGENT		40

12.1	APPOINTMENT AND AUTHORIZATION	40
12.2	DELEGATION OF DUTIES	40
12.3	LIABILITY OF THE AGENT	40
12.4	RELIANCE BY THE AGENT	41
12.5	NOTICE OF DEFAULT	41
12.6	CREDIT DECISION	41
12.7	INDEMNIFICATION	41
12.8	AGENT IN INDIVIDUAL CAPACITY	42
12.9	SUCCESSOR AGENT	42
12.10	WITHHOLDING TAX	42
12.11	COLLATERAL MATTERS	43
12.12	RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS	44
12.13	AGENCY FOR PERFECTION	44
12.14	PAYMENTS BY THE AGENT TO THE LENDERS	44
12.15	SETTLEMENT	45
12.16	LETTERS OF CREDIT; INTRA-LENDER ISSUES	47
12.17	CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS	49
12.18	FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS	49
12.19	RELATION AMONG LENDERS.	49

ARTICLE 13 SUBSIDIARY GUARANTIES		49

13.1	SUBSIDIARY GUARANTIES	49
13.2	OBLIGATIONS ABSOLUTE	50
13.3	WAIVER OF SURETYSHIP DEFENSES	50
13.4	CONTRIBUTION AND INDEMNIFICATION	50
13.5	SUBORDINATION OF INTERCOMPANY DEBT	51

ARTICLE 14 MISCELLANEOUS		51

14.1	NO WAIVERS; CUMULATIVE REMEDIES	51
14.2	SEVERABILITY	51
14.3	GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS	51
14.4	WAIVER OF JURY TRIAL	52
14.5	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	52
14.6	OTHER SECURITY AND GUARANTIES	52
14.7	FEES AND EXPENSES	52
14.8	NOTICES	53
14.9	WAIVER OF NOTICES	54
14.10	BINDING EFFECT	54
14.11	INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWERS	54

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14.12	LIMITATION OF LIABILITY	55
14.13	FINAL AGREEMENT	55
14.14	COUNTERPARTS	55
14.15	CAPTIONS	55
14.16	RIGHT OF SETOFF	55
14.17	CONFIDENTIALITY	56
14.18	CONFLICTS WITH OTHER LOAN DOCUMENTS	56
14.19	NO NOVATION	56

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ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A -	DEFINED TERMS

EXHIBIT A -	FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B -	FORM OF NOTICE OF BORROWING

EXHIBIT C -	FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT D -	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.1 –	LENDERS’ COMMITMENTS

SCHEDULE 1.2 –	EXISTING INVESTMENTS

SCHEDULE 6.3 –	ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4 –	CORPORATE NAME; PRIOR TRANSACTIONS

SCHEDULE 6.5 –	SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7 –	CAPITALIZATION

SCHEDULE 6.9 –	DEBT

SCHEDULE 6.11 –	REAL ESTATE; LEASES

SCHEDULE 6.12 –	PROPRIETARY RIGHTS

SCHEDULE 6.13 –	TRADE NAMES

SCHEDULE 6.14 –	LITIGATION

SCHEDULE 6.15 –	LABOR DISPUTES

SCHEDULE 6.16 –	ENVIRONMENTAL LAWS

SCHEDULE 6.26 –	MATERIAL AGREEMENTS

SCHEDULE 6.27 –	BANK ACCOUNTS

SCHEDULE 7.15 –	PERMITTED AFFILIATE TRANSACTIONS

-v-

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement, dated as of May 20, 2003 (this “Agreement”), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., as agent for the Lenders (in its capacity as agent, the “Agent”), PSS World Medical, Inc., a Florida corporation (“PSS”), Gulf South Medical Supply, Inc., a Delaware corporation (“Gulf South”), and Physician Sales & Services Limited Partnership, a Florida limited partnership (“PSS LP”); PSS, Gulf South and PSS LP are referred to hereinafter each individually as a “Borrower” and collectively as the “Borrowers”), and PSS Holding, Inc., a Florida corporation (“PSS Holding”), PSS Service, Inc., a Florida corporation (“PSS Service”), Physician Sales & Service, Inc., a Florida corporation (“Physician Sales & Service”), and ThriftyMed, Inc., a Florida corporation (“ThriftyMed”; PSS Holding, PSS Service, Physician Sales & Service, and ThriftyMed are referred to hereinafter each individually as a “Guarantor” and collectively as the “Guarantors”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, Bank of America, N.A., as agent, the lenders party thereto, General Electric Capital Corporation, as syndication agent, Fleet Capital Corporation, as documentation agent, and Banc of America Securities LLC, as arranger, are parties to that certain Credit Agreement dated as of May 24, 2001 (as amended, the “Existing Agreement”); and

WHEREAS, the Borrowers, the Guarantors, the Agent and the Lenders desire to amend and restate the Existing Agreement in order to provide the Borrowers a credit facility on the terms set forth herein, which credit facility the Borrowers will use for the purposes permitted hereunder; and

WHEREAS, in order to utilize the financial powers of the Borrowers in the most efficient and economical manner, and in order to facilitate the financing of the Borrowers’ working capital needs, the Lenders will, at the request of the Borrowers, extend financial accommodations to the Borrowers based on the combined borrowing base of the Borrowers in accordance with the provisions set forth in this Agreement; and

WHEREAS, the Borrowers’ and Guarantors’ business is a mutual and collective enterprise and the Borrowers and Guarantors believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and Guarantors and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers and Guarantors; and

WHEREAS, each Borrower and Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrowers as provided in this Agreement, by virtue of the Borrowers’ and Guarantors’ various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

WHEREAS, the Agent’s and the Lenders’ willingness to extend financial accommodations to the Borrowers, and to administer the Borrowers’ and Guarantors’ collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and Guarantors and at the Borrowers’ and Guarantors’ request and in furtherance of the Borrowers’ and Guarantors’ mutual and collective enterprise; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement; and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Borrowers and the Guarantors hereby agree as follows.

ARTICLE 1

LOANS AND LETTERS OF CREDIT

1.1 Credit Facility.

Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a revolving credit facility to the Borrowers from time to time during the term of this Agreement of up to the Maximum Revolver Amount. The credit facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

1.2 Revolving Loans.

(a) Amounts. Subject to the terms and conditions hereof, each Lender severally, but not jointly, agrees, upon a Borrower’s request from time to time on any Business Day, during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(b) Procedure for Borrowing.

(i) Each Borrowing of Revolving Loans shall be made upon a Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit B (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (Atlanta, Georgia time) three Business Days prior to the requested Funding Date in the case of LIBOR Loans, and (ii) 11:00 a.m. (Atlanta, Georgia time) on the requested Funding Date in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Loan must equal or exceed $1,000,000 (and increments of $500,000 in excess of such amount);

(B) the requested Funding Date, which must be a Business Day;

(C) whether the Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

(D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Revolving Loans to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

(ii) In lieu of delivering a Notice of Borrowing, a Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Loans, regardless of whether any written confirmation is received.

(iii) Whenever checks are presented to the Bank for payment against the Designated Account or any other account of a Borrower maintained with the Bank in an amount greater than the then available balance in such accounts, such presentation shall be deemed to be a request for a Base Rate Revolving Loan on the date of such presentation in an amount equal to the excess of such checks over such available balances (less the amount of collections credited to the Loan Account on such date), and such request shall be irrevocable.

(iv) At the election of the Required Lenders, the Borrowers shall have no right to request a LIBOR Loan while a Default or Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the Closing Date, the Borrowers’ Agent shall deliver to the Agent a notice setting forth the account of the Borrowers’ Agent (the “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Loans requested hereunder. The Borrowers’ Agent may designate a replacement account from time to time by written notice to the Agent. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by a Borrower to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Section 1.2 which the Agent believes in good faith to have been given by an officer or other person duly authorized by a Borrower to request Loans on its behalf. The crediting of Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2 shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

(g) Making of Loans. If the Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (Atlanta, Georgia time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date on or before 3:00 p.m. (Atlanta, Georgia time) by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed Availability on such date.

(h) Making of Non-Ratable Loans. If the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds on or before 3:00 p.m. (Atlanta, Georgia time) to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section 1.2(h) is herein referred to as a “Non-Ratable Loan”, and such Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if (i) the Agent has received written notice from the Required Lenders that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed Availability on that Funding Date. The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

(i) Agent Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (i) after the occurrence of a Default or an Event of Default, or (ii) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders, in an aggregate amount outstanding at any time not to exceed the lesser of $15,000,000 and 10% of the Borrowing Base (provided that the Aggregate Revolver Outstandings (including such Agent Advances) shall not exceed the Maximum Revolver Amount), which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Revolving Loans for the purpose of enabling the Borrowers to meet payroll and associated tax obligations), or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the Required Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof. The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

1.3 Letters of Credit.

(a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit (each, a “Letter of Credit”) and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Agent, which issues a Letter of Credit for the account of the Borrowers (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement.

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit, provided, that, no such extension or renewal shall cause the expiration date of such Letter of Credit to extend beyond the 30th day prior to the Stated Termination Date. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to the conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(i) The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer, provided that such application and other documents shall not contain any operating or financial covenants inconsistent with the terms of the other Loan Documents (including any requirement for collateral other than the Agent’s Liens) or any requirement for fronting fees other than fronting fees payable under Section 2.6; and

(ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.

(i) Request for Issuance. The Borrowers must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the conditions for drawing under the Letter of Credit.

(ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility, Aggregate Revolver Outstandings and Availability. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer, the beneficiary of any Letter of Credit or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney.

(i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than the Bank or any of its affiliates in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers’ obligations under this Section 1.3 shall survive payment of all other Obligations.

(ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to duly comply with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).

(iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding the Bank or any of its affiliates in its capacity as a Letter of Credit Issuer) shall result in any liability of the Agent or any Lender to any Borrower, or relieve the Borrowers of any of their obligations hereunder to any such Person.

(iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement, including clauses (i) and (ii) of this Section 1.3(f), is intended to limit the Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

(v) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer with respect to any Letter of Credit to name the applicable Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to such Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

(g) Supporting Letter of Credit. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

1.4 Bank Products.

The Obligors may request, and the Bank may, in its sole and absolute discretion, arrange for the Obligors to obtain from the Bank, or the Bank’s Affiliates, Bank Products, although the Obligors are not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Obligors agree to indemnify and hold the Bank harmless from any and all costs and obligations now or hereafter incurred by the Bank which arise from any indemnity given by the Bank to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Obligors’ rights, if any, with respect to any such Affiliate that provides Bank Products, to the extent such rights arise as a result of the execution of documents by and between the Obligors and such Affiliate which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Obligors acknowledge and agree that the obtaining of Bank Products from the Bank or its Affiliates (a) is in the sole and absolute discretion of the Bank or its Affiliates, and (b) is subject to all rules and regulations of the Bank or its Affiliates.

ARTICLE 2

INTEREST AND FEES

2.1 Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or LIBOR plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i) For all Base Rate Loans and other Obligations (other than LIBOR Loans), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii) For all LIBOR Loans, at a per annum rate equal to LIBOR plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Loans in arrears on each LIBOR Interest Payment Date.

(b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2 Continuation and Conversion Elections.

(a) If no Default or Event of Default exists, the Borrowers may:

(i) elect, as of any Business Day, in the case of Base Rate Loans, to convert any Base Rate Loan (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans shall automatically convert into Base Rate Loans; provided further that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b) The Borrowers shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (Atlanta, Georgia time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate amount of Loans to be converted or renewed;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

In lieu of delivering a Notice of Continuation/Conversion, a Borrower may give the Agent telephonic notice of such request on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.

(c) If upon the expiration of the Interest Period applicable to any LIBOR Loan, the Borrowers shall have failed to timely select a new Interest Period to be applicable to such LIBOR Loan, or at the election of the Required Lenders if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Loan into a Base Rate Loan effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than eight (8) different LIBOR Loans in effect hereunder at any time.

2.3 Maximum Interest Rate.

In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect, or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers’ Agent such excess.

2.4 Arrangement, Closing and Administrative Fees.

The Borrowers agree to pay the Agent on the Closing Date the arrangement and closing fee set forth in the Fee Letter. The Borrowers also agree to pay to the Agent on the Closing Date and each Anniversary Date the administrative fee set forth in the Fee Letter. All fees described in this Section 2.4 shall be fully earned as of the due date thereof, are not subject to refund or rebate and are for the Agent’s own account and not for the benefit of any Lender.

2.5 Unused Line Fee.

On the first day of each month, and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to three-eighths of one percent (0.375%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily amount of the Aggregate Revolver Outstandings during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent that constitute collected funds shall be deemed to reduce the Aggregate Revolver Outstandings immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5; provided, however, that in the event a principal payment received by the Agent will not be credited until the following Business Day in accordance with Section 3.4(a), the Aggregate Revolver Outstandings shall be deemed to have been reduced on the day such payment is actually credited.

2.6 Letter of Credit Fees.

On the first day of each month and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin in effect with respect to LIBOR Loans, on a per annum basis, multiplied by the average daily undrawn amount of Letters of Credit outstanding during the immediately preceding month. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Borrowers also agree to pay to the Agent, for the benefit of the Letter of Credit Issuer, a fronting fee of one-quarter of one percent (0.25%) of the face amount of each Letter of Credit upon the issuance thereof, and to pay to the Letter of Credit Issuer all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit.

ARTICLE 3

PAYMENTS AND PREPAYMENTS

3.1 Revolving Loans.

The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay the Revolving Loans at any time and reborrow the Revolving Loans subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, the Borrowers shall immediately pay to the Agent, for the account of the Lenders, the amount, without duplication, by which (a) the Aggregate Revolver Outstandings exceeds (b) the lesser of (i) the Maximum Revolver Amount or the Borrowing Base minus (ii) without duplication, Reserves, at any time.

3.2 Termination of Facility.

The Borrowers may terminate this Agreement upon at least ten (10) Business Days’ notice to the Agent and the Lenders of their intent to terminate, and at least three (3) Business Days’ notice to the Agent and the Lenders of the actual termination date, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or the delivery to the Agent of Supporting Letters of Credit with respect thereto), (b) if such termination occurs on or prior to March 31, 2005, the payment of the applicable Early Termination Fee to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, (c) the payment in full in cash of all reimbursable expenses and other Obligations, and (d) with respect to any LIBOR Loans prepaid, payment of the amounts due under Section 4.4, if any.

3.3 LIBOR Loan Prepayments.

In connection with any prepayment, if any LIBOR Loan is prepaid or converted to a Base Rate Loan prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the account of the Lenders, the amounts described in Section 4.4.

3.4 Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Atlanta, Georgia time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.5 Payments as Revolving Loans.

At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agree that all such amounts charged shall constitute Base Rate Revolving Loans (including Non-Ratable Loans and Agent Advances).

3.6 Apportionment, Application and Reversal of Payments.

Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from any Obligor; second, to pay any fees or expense reimbursements then due to the Lenders from any Obligor and to pay any amounts under ACH Transactions then owing to the Bank or any Affiliate of the Bank; third, to pay interest due in respect of all Loans, including Non-

Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to the Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation due to the Agent or any Lender by any Obligor (including any amounts relating to Hedge Agreements or other Bank Products). Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

3.7 Indemnity for Returned Payments.

If, after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

3.8 Agent’s and Lenders’ Books and Records; Monthly Statements.

The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers’ Agent a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.6 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

3.9 Borrowers’ Agent.

Each of the Borrowers other than PSS hereby appoints PSS, and PSS shall act under this Agreement, as the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent, the Letter of Credit Issuer and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion or Continuation, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by PSS, whether in its own name, as Borrowers’ Agent, on behalf of any other Borrower or on behalf of the “Borrowers”, and neither the Agent nor the Letter of Credit Issuer or any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such Notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected, provided, that the provisions of this Section 3.9 shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a “Borrower” hereunder.

3.10 Joint and Several Liability.

(a) Joint and Several Liability. All Loans made to the Borrowers and all of the other Obligations of the Borrowers, including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally, liable for all Obligations, it being understood that the advances to each Borrower inure to the benefit of all Borrowers, and that the Agent, the Letter of Credit Issuer and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and issuing Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation, it will forthwith pay the same, without notice or demand.

(b) No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent, the Letter of Credit Issuer or any Lender from any of the Borrowers or any Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for all remaining and thereafter arising Obligations until the Obligations are paid in full and the Commitments are terminated.

3.11 Obligations Absolute.

Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Letter of Credit Issuer or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities of each Borrower under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the structure or existence of any Borrower or other Obligor; or (e) any other circumstance which otherwise constitute a defense available to, or a discharge of, any Borrower or other Obligor, other than the indefeasible payment in full of the Obligations. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the Letter of Credit Issuer or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or other Obligor or otherwise, all as though such payment had not been made.

3.12 Waiver of Suretyship Defenses.

Each Borrower agrees that the joint and several liability of the Borrowers provided for in Section 3.10 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract of agreement to which the other Borrowers or Obligors may hereafter agree (other than an agreement signed by the

Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers, the Obligors or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower, any Obligor or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. § 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is organized or in which any Borrower conducts business.

3.13 Contribution and Indemnification among the Borrowers.

Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then, to the extent that such Borrower has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which fraction is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 3.13 shall be subordinate in right of payment to the prior payment in full of the Obligations.

ARTICLE 4

TAXES, YIELD PROTECTION AND ILLEGALITY

4.1 Taxes.

(a) Except as provided in Section 4.1(f), any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

(b) If the Borrowers fail to pay any Taxes or Other Taxes described in Section 4.1(a) when due, the Borrowers shall indemnify and hold harmless each Lender and the Agent for the full amount of such Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor and provides documentation reasonably satisfactory to the Borrowers’ Agent of the payment of such Taxes or Other Taxes.

(c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to Section 12.10:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.1) such Lender or the Agent, as the case may be, receives an amount equal on an after-tax basis to the sum it would have received had no such deductions or withholdings been made;

(ii) the Borrowers shall make such deductions and withholdings; and

(iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(d) At the Agent’s request, within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section 4.1, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(f) Notwithstanding anything else in this Agreement, the Borrowers shall not be required to indemnify any Lender or to pay any increased amounts to any Lender, in respect of any Taxes pursuant to this Section 4.1 or otherwise to the extent that any obligation to withhold or deduct amounts with respect to such Taxes existed (i) on the date such Lender (or its successor or assign) became a party to this Agreement or (ii) if a Lender after becoming a party to this Agreement changes the office to which payments are made, on the date of such change. The foregoing sentence shall not in any manner limit the Borrowers’ obligations with respect to Other Taxes.

4.2 Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Loans, then, on notice thereof by that Lender to the Borrowers’ Agent through the Agent, any obligation of that Lender to make LIBOR Loans shall be suspended until that Lender notifies the Agent and the Borrowers’ Agent that the circumstances giving rise to such determination no longer exist. The affected Lender shall provide prompt notice to the Agent and the Borrowers’ Agent of the cessation of such circumstances.

(b) If any Lender determines that it is unlawful to maintain any LIBOR Loan, the Borrowers shall, upon the Borrowers’ Agent’s receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Loans. If the Borrowers are required to so prepay any LIBOR Loans, then, concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

4.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (excluding any costs resulting from reserve requirements taken into account in the definition of LIBOR), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reduced returns incurred more than 180 days prior to the date that such Lender notifies the Borrowers’ Agent of the event giving rise to such increased costs or reduced returns and of such Lender’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reduced returns is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

4.4 Funding Losses.

The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Loan;

(b) the failure of the Borrowers to borrow, continue or convert a Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Loans on a day that is not the last day of the relevant Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of profit or Applicable Margin. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

4.5 Inability to Determine Rates.

If the Agent determines that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or that LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers’ Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any Borrower. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

4.6 Certificates of Lender.

If any Lender claims reimbursement or compensation under this Article 4, the affected Lender shall determine the amount thereof and shall deliver to the Borrowers’ Agent (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.7 Survival.

The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations and the termination of this Agreement.

4.8 Assignment of Commitments Under Certain Circumstances.

In the event (a) any Lender requests compensation pursuant to Section 4.3 in an aggregate amount in excess of $100,000, (b) any Lender delivers a notice described in Section 4.2, or (c) the Borrowers are required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 4.1 in an aggregate amount in excess of $100,000, the Borrowers may, at their sole expense and effort (including with respect to the processing fee referred to in Section 11.2(a)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.2), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) no Event of Default shall have occurred and be continuing, (iii) the Borrowers or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 4.1, 4.2 and 4.3), (iv) such assignment is consummated within ninety (90) days after the date on which the Borrowers’ right under this Section arises, and (v) such assignee is reasonably acceptable to the Agent; provided further that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 4.2 or 4.3 or demand for additional amounts under Section 4.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 4.1, 4.2 or 4.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder.

ARTICLE 5

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1 Books and Records.

The Obligors shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Obligors shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Obligors shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts, and (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory.

5.2 Financial Information.

The Obligors shall promptly furnish to the Agent and each Lender all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Obligors will furnish to the Agent and each Lender, in such detail as the Agent or the Lenders shall request, the following:

(a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, statements of operations, statements of cash flow and changes in shareholders’ equity for the Obligors and their consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Obligors and their consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Obligors and reasonably satisfactory to the Agent. The Obligors hereby authorize the Agent to communicate directly with their certified public accountants and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to any Obligor and to discuss directly with the Agent the finances and affairs of any Obligor. The Obligors shall be entitled to have a representative present during all such communications.

(b) As soon as available, but in any event not later than thirty (30) days after the end of each month (other than any month ending as of the end of a fiscal quarter or year), consolidated unaudited balance sheets of the Obligors and their consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of operations and statements of cash flow for the Obligors and their consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Obligors and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Obligors’ budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrowers shall certify by a certificate signed by a Designated Financial Officer that all such statements have been prepared in accordance with GAAP and present fairly the Obligors’ financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

(c) As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, consolidated and consolidating unaudited balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such fiscal quarter, and consolidated and consolidating unaudited statements of operations and statements of cash flow for the Borrowers and their consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrowers’ budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrowers shall certify by a certificate signed by a Designated Financial Officer that all such statements have been prepared in accordance with GAAP and present fairly the Borrowers’ financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

(d) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate (which certificate may be eliminated, narrowed in scope or qualified to the extent required by generally applicable accounting rules and guidelines) of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

(e) With each of the Financial Statements delivered pursuant to Sections 5.2(a) and (c), a certificate of a Designated Financial Officer of the Borrowers setting forth in reasonable detail the calculations required to establish that the Obligors were in compliance with the covenants set forth in Sections 7.22 and 7.23 during the period covered in such Financial Statements and as at the end thereof. With each of the Financial Statements delivered pursuant to Sections 5.2(b) and (c), a certificate of a Designated Financial Officer of the Borrowers containing an update of any changes in the landlord with respect to leased Real Estate (or the amount of rent payable with respect to leased Real Estate or delinquencies in the payment of rent with respect to leased Real Estate) or the bank accounts listed on Schedule 6.27, and stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) each Obligor is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents (including, without limitation, a certification that no Obligor: has changed its legal name or jurisdiction of organization; changed the names under which it sells Inventory or creates Accounts; entered into any merger or acquisition; caused any Collateral to be located in a location not previously disclosed to the Agent in writing; formed any Subsidiary; or acquired any new material Proprietary Rights or made a filing of an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency), (iii) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, and (iv) explaining, in form consistent with the Borrowers’ past practices or otherwise acceptable to the Agent, the material variances of the figures in the corresponding budgets and prior Fiscal Year financial statements (unless such variances are explained in filings with the Securities and Exchange Commission under the Exchange Act). If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Obligors have taken or propose to take with respect thereto.

(f) No sooner than sixty (60) days and not less than five (5) days prior to the beginning of each Fiscal Year, commencing with the fiscal year ending April 2, 2004, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of operations and statements of cash flow) for the Obligors and their Subsidiaries as at the end of and for each month of such Fiscal Year.

(g) If requested by the Agent, promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Obligor (other than any annual report or other filing that is the subject of Section 5.3(l)).

(h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Obligor or any Subsidiary with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Obligor or any Subsidiary to or from the holders of any equity interests of any Obligor (other than routine non-material correspondence sent by shareholders of any Obligor to such Obligor) or any such Subsidiary or of any Debt of any Obligor or any Subsidiary registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(i) As soon as available, but in any event not later than 15 days after any Obligor’s receipt thereof, a copy of all management reports and management letters prepared for such Obligor by any independent certified public accountants of such Obligor.

(j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Obligor makes available to its shareholders.

(k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by any Obligor or by any Subsidiary.

(l) No later than five Business Days after the date of the most recent Borrowing Base Certificate, an updated Borrowing Base Certificate as of a date subsequent to the date of such prior Borrowing Base Certificate, together with all supporting information with respect thereto in accordance with Section 9 of the Security Agreement.

(m) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Obligor or any Subsidiary; provided, however, that the Obligors shall not be obligated to provide any information under this clause (m) that would vitiate the attorney-client privilege, but in such event the Obligors will make available to the Agent, promptly following the Agent’s request, copies of all pleadings relating to the subject litigation.

5.3 Notices to the Lenders.

The Obligors shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a) Immediately after becoming aware of any Default or Event of Default;

(b) Immediately after becoming aware of the assertion by the holder of any Debt of any Obligor in a face amount in excess of $1,000,000 that a default exists with respect thereto or that such Obligor is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c) Promptly after becoming aware of any event or circumstance generally affecting the Obligors’ industry which could reasonably be expected to have a Materially Adverse Effect, and immediately after becoming aware of any other event or circumstance which could reasonably be expected to have a Material Adverse Effect (other than changes in general economic circumstances);

(d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person against any Obligor, or any pending or threatened investigation by a Governmental Authority involving any Obligor, which could reasonably be expected to have a Material Adverse Effect;

(e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Obligor in a manner which could reasonably be expected to have a Material Adverse Effect;

(f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Obligor which could reasonably be expected to have a Material Adverse Effect;

(g) Immediately after receipt of any written notice of any violation by any Obligor or any Subsidiary of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Obligor or any Subsidiary is not in compliance with any Environmental Law or is investigating any Obligor’s or any Subsidiary’s compliance therewith and such noncompliance could reasonably be expected to have a Material Adverse Effect;

(h) Immediately after receipt of any written notice that any Obligor or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Obligor or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

(i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Obligor or any Subsidiary;

(j) Any change in any Obligor’s name, state of organization, locations of Collateral, or form of organization, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

(k) Within ten (10) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

(l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Obligor or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by any Obligor or any ERISA Affiliate, and (iv) a copy of each favorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code;

(m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Obligor or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

(n) Within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase one or more Obligor’s annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Obligor or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Obligor or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

(o) Within three (3) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; and

(p) Promptly after any Borrower has notified the Agent of any intention by such Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

Each notice given under this Section 5.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the applicable Obligor, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6

GENERAL WARRANTIES AND REPRESENTATIONS

Each Obligor warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

Each Obligor has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Obligor has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Obligor and constitute the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with their respective terms. Each Obligor’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (b) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Obligor or any of its Subsidiaries.

6.2 Validity and Priority of Security Interest.

The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d) and (e) of the definition of Permitted Liens and as otherwise provided in the Security Agreement, securing all of the Obligations, and enforceable against each Obligor and all third parties.

6.3 Organization and Qualification.

Each Obligor (a) is duly organized or incorporated and validly existing and in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 (which are the only jurisdictions on the Closing Date in which such qualification is necessary in order for it to own or lease its property and conduct its business, other than those jurisdictions in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect), and (c) has all requisite power and authority to conduct its business and to own its property.

6.4 Corporate Name; Prior Transactions.

Except as set forth on Schedule 6.4, no Obligor has, during the five (5) years prior to the Closing Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

6.5 Subsidiaries and Affiliates.

Schedule 6.5 sets forth a correct and complete list as of the Closing Date of the name and relationship to PSS of each and all of PSS’s Subsidiaries and other Affiliates. Each Subsidiary (a) is duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, (b) is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property.

6.6 Financial Statements and Projections.

(a) The Obligors have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Obligors and their consolidated Subsidiaries as of March 29, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower’s independent certified public accountants, KPMG LLP. The Obligors have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of operations and cash flows for the Obligors and their consolidated Subsidiaries as of March 28, 2003. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Obligors and their consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

(b) The Latest Projections when submitted to the Lenders as required herein represent the Obligors’ best estimate of the future financial performance of the Obligors and their consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Obligors believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders, it being understood that actual results may differ from projections.

6.7 Capitalization.

Schedule 6.7 sets forth, as of the Closing Date, the number of authorized shares of capital stock or similar equity interests of each Obligor, the number of such shares or other interests that are outstanding, and the names of (a) the record and beneficial owners, of public record as of the Closing Date, of each owner of more than 5% of the capital stock of PSS, and (b) the record and beneficial owners of all such shares of the other Obligors. All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable.

6.8 Solvency.

Each Obligor is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date, the issuance of any Letters of Credit to be issued on the Closing Date, and the guaranty obligations to be incurred on the Closing Date.

6.9 Debt.

After giving effect to the making of the Loans to be made on the Closing Date, the Obligors and their Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9, and (c) other Permitted Debt.

6.10 Distributions.

Since March 29, 2002, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of (a) PSS, except of the type permitted under Section 7.10(a)(ii), and (b) any other Obligor, except of the type permitted under Section 7.10(a)(i).

6.11 Real Estate; Leases.

Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any Obligor or any Subsidiary, all leases and subleases of real or personal property held by any Obligor as lessee or sublessee (other than leases of personal property as to which an Obligor is lessee or sublessee for which the value of such personal property in the aggregate is less than $1,000,000), and all leases and subleases of real or personal property held by any Obligor as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Obligors’ knowledge, no default by any party to any such lease or sublease exists, except in each case where the failure could not reasonably be expected to have a Material Adverse Effect. The applicable Obligor has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Obligor, or valid leasehold interests in all material Real Estate designated therein as “leased” by such Obligor, and each Obligor has good, indefeasible, and merchantable title to all of its other property reflected on the March 29, 2002 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

6.12 Proprietary Rights.

Schedule 6.12 sets forth, as of the Closing Date, a correct and complete list of all of each Obligor’s Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12 or as could not reasonably be expected to have a Material Adverse Effect. To the best of the Obligors’ knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights, except, in each case, where such infringement or conflict could not reasonably be expected to have a Material Adverse Effect. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated (as of the Closing Date) future conduct of the Obligors’ business.

6.13 Trade Names.

All trade names or styles under which any Obligor or any Subsidiary sells Inventory or creates Accounts, as of the Closing Date, or to which instruments in payment of Accounts may be made payable, as of the Closing Date, are listed on Schedule 6.13.

6.14 Litigation.

Except as set forth on Schedule 6.14, there is no pending, or, to the best of any Obligor’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or, to the best of any Obligor’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

6.15 Labor Disputes.

Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Obligor or any Subsidiary, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Obligor or any Subsidiary or for any similar purpose, and (d) there is no pending or (to the best of any Obligor’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting adversely any Obligor or any Subsidiary or their employees.

6.16 Environmental Laws.

Except as set forth on Schedule 6.16 or as could not reasonably be expected to have a Material Adverse Effect:

(a) The Obligors and their Subsidiaries have complied in all material respects with all Environmental Laws and neither any Obligor nor any Subsidiary nor any of their presently owned real property or presently conducted operations, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or any settlement agreement with any private Person respecting (i) compliance with any Environmental Law, or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

(b) The Obligors and their Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Obligors and their Subsidiaries are in compliance with all material terms and conditions of such permits.

(c) Neither any Obligor nor any Subsidiary, nor, to the best of any Obligor’s knowledge, any of the predecessors in interest of any Obligor or any Subsidiary, has in violation of applicable law stored, treated or disposed of any hazardous waste.

(d) Neither any Obligor nor any Subsidiary has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

(e) To the best of any Obligor’s knowledge, none of the present or past operations of any Obligor or any Subsidiary is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

(f) There is not now, nor, to the best of any Obligor’s knowledge, has there ever been, on or in the Real Estate:

(i) any underground storage tanks or surface impoundments,

(ii) any asbestos-containing material, or

(iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

(g) Neither any Obligor nor any Subsidiary has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

(h) Neither any Obligor nor any Subsidiary has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Obligor or any Subsidiary with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

(i) None of the products manufactured, distributed or sold by any Obligor or any Subsidiary contain asbestos containing material.

(j) No Environmental Lien has attached to any Real Estate.

6.17 No Violation of Law.

Neither any Obligor nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

6.18 No Default.

Neither any Obligor nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Obligor or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

6.19 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each actively maintained Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS. Each terminating Plan, which is intended to qualify under Section 401(a) of the Code and which is currently maintained by the Obligors as a result of the stock purchase of its sponsoring corporation by the Obligors, has received or is scheduled to receive a favorable determination letter from the IRS. To the best knowledge of the Obligors, nothing has occurred which would cause the loss of qualification under Section 401(a) of the Code with respect to any such actively maintained or terminating Plan. Each Obligor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of any Obligor, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or, to the best knowledge of any Obligor, could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Obligor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.20 Taxes.

Each Obligor and each Subsidiary has filed all federal and other tax returns and reports required to be filed and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon such Obligor or Subsidiary or its properties, income or assets otherwise due and payable, unless such unpaid taxes and assessments would constitute a Permitted Lien.

6.21 Regulated Entities.

Neither any Obligor, any Person controlling any Obligor, nor any Subsidiary is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness or enter into any Guaranty.

6.22 Use of Proceeds; Margin Regulations.

The proceeds of the Loans are to be used solely for working capital purposes and general corporate purposes, and to finance Permitted Acquisitions and Permitted Stock Redemptions. Neither any Obligor nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.23 Senior Subordinated Notes.

All Debt and other obligations outstanding under the Senior Subordinated Notes Indenture and the Senior Subordinated Notes have been paid in full and the Senior Subordinated Notes Indenture (as it relates to the Senior Subordinated Notes) and each Senior Subordinated Note has terminated and is no longer effective.

6.24 No Material Adverse Change.

No Material Adverse Effect has occurred since March 29, 2002. If a fact or circumstance disclosed in the Financial Statements referred to in Section 6.6(a) or one of the Schedules hereto, or an action, suit, proceeding or other matter disclosed in Schedule 6.14 or 6.16, should in the future have a Material Adverse Effect, such Material Adverse Effect shall constitute a change or event subject to this Section 6.24, notwithstanding any such disclosure.

6.25 Full Disclosure.

None of the representations or warranties made by any Obligor or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Obligor or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Obligor to the Lenders prior to the Closing Date), when taken as a whole with all statements contained in all such materials delivered by the Obligors, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.26 Material Agreements.

Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which any Obligor or any Subsidiaries is a party or is bound as of the date hereof.

6.27 Bank Accounts.

Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by any Obligor with any bank or other financial institution and a brief description of the purpose of each such bank account.

6.28 Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document, except for filings necessary to perfect the Agent’s Liens and routine filings by PSS under the Exchange Act to comply with reporting obligations thereunder.

6.29 Tax Shelter Regulations.

The Borrowers do not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If any Borrower so notifies the Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

ARTICLE 7

AFFIRMATIVE AND NEGATIVE COVENANTS

Each Obligor covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

7.1 Taxes and Other Obligations.

Each Obligor shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons; provided, however, so long as such Obligor has notified the Agent in writing, neither such Obligor nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Obligor or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

7.2 Legal Existence and Good Standing.

Each Obligor shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

7.3 Compliance with Law and Agreements; Maintenance of Licenses.

Each Obligor shall comply, and shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Obligor shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

7.4 Maintenance of Property; Inspection of Property.

(a) Each Obligor shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

(b) Each Obligor shall permit representatives and independent contractors of the Agent (at the expense of the Obligors) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrowers’ Agent; provided, however, (i) if no Event of Default exists, the Obligors shall not be responsible for the expense of more than four (4) such inspections and audits per year, (ii) when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice, and (iii) the Obligors shall be entitled to have a representative present at all such inspections, visits and discussions.

(c) The Borrowers shall cooperate with the Agent and its representatives and independent contractors (such cooperation to include the Borrowers making their books and records, Collateral and personnel available to the Agent and its representatives and independent contractors) in order to enable the Agent to obtain an Appraisal of the Borrowers’ Inventory (a) on or about the Closing Date, and (b) at such times thereafter as the Agent, in its sole discretion, may request. The Agent shall select any and all appraisers in its sole discretion. The Borrowers will reimburse the Agent for all of its reasonable out-of-pocket costs and expenses actually incurred in connection with (i) up to two Appraisals conducted during each calendar year, and (ii) each such Appraisal conducted during the existence of an Event of Default.

7.5 Insurance.

(a) Each Obligor shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types and in such amounts (with the amount of any such insurance on Inventory to be reasonably satisfactory to the Agent) as is customary for Persons engaged in the same or similar business, under policies reasonably acceptable to the Agent. Each Obligor shall also maintain flood insurance (through its umbrella policy or otherwise) for its Inventory and Equipment which is, at any time, located in an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area, provided that no such flood insurance shall be required for locations designated as Flood Zone A5 by the Federal Emergency Management Agency.

(b) Each Obligor shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Obligor or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the applicable Obligor when due, and certificates of insurance and photocopies of the policies shall be delivered to the Agent. If any Obligor fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans upon three Business Days’ notice to the Borrowers’ Agent (no such notice to be necessary in the case of the Obligors’ failure to pay premiums when due).

7.6 Insurance and Condemnation Proceeds.

The Obligors shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, with a value in excess of $100,000. So long as no Event of Default shall have occurred and be continuing, the Obligors may collect all insurance and condemnation proceeds and deal with the applicable insurers in good faith, provided that all proceeds thereof shall be applied to the Obligations in accordance with Section 3.6. During the occurrence and continuance of an Event of Default, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, to the Obligations in accordance with Section 3.6.

7.7 Environmental Laws.

(a) Each Obligor shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Obligor shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and shall regularly report to the Agent on such response.

(b) Without limiting the generality of the foregoing, each Obligor shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue as to which notification was given (or required to be given) pursuant to Section 5.3. In connection with the foregoing, the Agent or any Lender may request copies of technical reports prepared by any Obligor and its communications with any Governmental Authority to determine whether such Obligor or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. In connection with any alleged noncompliance or environmental liability which may result in liability in excess of $250,000, each Obligor shall, at the Agent’s or the Required Lenders’ request and at no cost or expense to the Agent or any Lender, (i) retain an independent environmental engineer reasonably acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

(c) If the Agent has reasonable cause to believe that, as a result of non-compliance with Environmental Laws, the Obligors may have liability in excess of $250,000, the Agent may exercise its rights under this Section 7.7(c). The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of any Obligor is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent’s Liens and preserving the Agent’s and the Lenders’ rights under the Loan Documents. No site visit, observation or testing by the Agent or any Lender will result in a waiver of any default of any Obligor or impose any liability on the Agent or any Lender. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. No Obligor nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect any Obligor or any other party against, or to inform any Obligor or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Obligors or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent, provided, however, that the Agent shall give the Borrowers’ Agent reasonable advance written notice to the extent practicable of any disclosure to be made by the Agent to any third party, which notice shall include the basis for the conclusion that such disclosure is legally required. The Obligors understand and agree that the Agent makes no warranty or representation to any Obligor or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Obligors also understand that depending on the results of any site visit, observation or testing by the Agent and disclosed to any Obligor, the Obligors may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Obligors without advice or assistance from the Agent. In each instance, the Agent will give the Obligors reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with the Obligors’ use of the Real Estate or any other property in exercising any rights provided hereunder. Notwithstanding anything to the contrary set forth herein, the Agent shall secure from its representatives customary indemnification, liability insurance and confidentiality protections.

7.8 Compliance with ERISA.

Each Obligor shall, and shall cause each of its ERISA Affiliates, except where the failure to do so could not reasonably by expected to have a Material Adverse Effect, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each

Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.9 Mergers, Consolidations or Sales.

Neither any Obligor nor any Subsidiary shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing (collectively, “Asset Dispositions”), except:

(a) for sales of Inventory in the ordinary course of its business,

(b) for sales or other dispositions of items of Equipment or other Fixed Assets in the ordinary course of business that are obsolete or no longer useable by the Obligors in their business with an orderly liquidation value not to exceed $2,500,000 in the aggregate in any Fiscal Year,

(c) the issuance of equity securities (excluding equity securities which require mandatory redemption or repurchase by PSS except at a time when all Obligations have been repaid in full) by PSS,

(d) sales of Cash Equivalents and investments described under clauses (d) through (j), (l), (n) and (q) of the definition of Restricted Investments, in each case for fair value,

(e) Asset Dispositions resulting from casualties and condemnations,

(f) Asset Dispositions among Obligors,

(g) Asset Dispositions of Equipment or other Fixed Assets of an Obligor or Subsidiary which will be replaced or upgraded with Equipment or other Fixed Assets, provided that (i) such replaced or upgraded Equipment and Fixed Assets are acquired (or a firm order therefore is placed) within 180 days after such disposition, and (ii) the book value of all property disposed of pursuant to this clause (g) does not exceed $2,500,000 in the aggregate in any Fiscal Year,

(h) if no Event of Default exists, mergers or consolidations of any Subsidiary into an Obligor where such Obligor is the surviving entity,

(i) mergers or consolidations of any Subsidiary of an Obligor with any Person (other than an Obligor) in order to effectuate a Permitted Acquisition if (i) such Subsidiary shall be the surviving entity, and (ii) the Obligors comply with the requirements set forth in the definition of Permitted Acquisition,

(j) if no Event of Default exists, dissolutions, liquidations and winding-ups of any Subsidiary of a Borrower that is not an Obligor,

(k) any asset or stock sale or other disposition not related to the core business of the Borrowers conducted on the Closing Date so long as such assets were acquired by the Borrowers or a Subsidiary pursuant to a Permitted Acquisition and the aggregate proceeds of all such sales and dispositions do not exceed $5,000,000 in any Fiscal Year,

(l) sales of assets in connection with any sale and leaseback transaction permitted under Section 7.19,

(m) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with a casualty or condemnation or a securitization transaction) of the Borrowers or any of their Subsidiaries to any other Person so long as the consideration received consists of cash and the fair market value of all property disposed of pursuant to this clause (m) does not exceed $5,000,000 in the aggregate in any Fiscal Year, and

(n) any other sale, lease, transfer, assignment or other disposition of assets, provided that (i) the consideration therefore is at least 75% cash or Cash Equivalents, (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Obligor or a securitization transaction, (iii) the aggregate net book value of all the assets sold or otherwise disposed of by the Obligors in all such transactions in reliance on this clause (n) shall not exceed $10,000,000 in any Fiscal Year, and (iv) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such transaction and, whether or not the Borrowers are at the time of such transaction required to comply with the financial covenants in Section 7.23, the Borrowers shall have delivered to the Agent a certificate demonstrating that, upon giving effect on a pro forma basis to such transaction (such financial covenants shall be measured as of the most recently ended fiscal month for the twelve fiscal month period then ended and shall be calculated as if such Asset Disposition had been consummated on the first day of such twelve fiscal month period), the Borrowers will be in compliance with such covenants.

All proceeds of Asset Dispositions shall be applied to the Obligations in accordance with Section 3.6.

7.10 Distributions; Capital Change; Restricted Investments.

Neither any Obligor nor any Subsidiary shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions to any Obligor by its Subsidiaries, (ii) repurchases of equity securities and equity rights, from former or departing officers, directors and employees not to exceed $1,000,000 in the aggregate in any Fiscal Year, and (iii) Permitted Stock Redemptions, (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect, or (c) make any Restricted Investment.

7.11 Transactions Affecting Collateral or Obligations.

Neither any Obligor nor any Subsidiary shall enter into any transaction which would have a Material Adverse Effect.

7.12 Guaranties.

Neither any Obligor nor any Subsidiary shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent and any Guaranty in respect of Debt otherwise permitted under Section 7.13 (except clauses (b) and (d) thereof).

7.13 Debt.

Neither any Obligor nor any Subsidiary shall incur or maintain any Debt, other than, without duplication, the following (Debt permitted under this Section 7.13 is hereafter referred to as “Permitted Debt”):

(a) the Obligations;

(b) Debt described on Schedule 6.9;

(c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase or refinance the purchase of Equipment, provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt and other Equipment the financing of which was provided by the same vendor, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time;

(d) any Refinancing by an Obligor or any Subsidiary of Debt incurred in accordance with clause (b) above; provided that (i) the principal amount of such Refinanced Debt is not increased, (ii) the Liens, if any, securing such Refinanced Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, (iii) no Person that is not an obligor or guarantor of such Debt shall become an obligor or guarantor of such Refinanced Debt; and (iv) the terms of such refunding, renewal or extension are no less favorable to the Obligors, the Agent or the Lenders than the original Debt;

(e) intercompany Debt among the Borrowers and their Subsidiaries to the extent the Investment represented thereby is permitted under Section 7.10 and such Debt is subordinated to the repayment of the Obligations at least to the extent set forth in Section 13.5;

(f) Debt incurred in connection with a Permitted Acquisition, to the extent permitted under the definition of Permitted Acquisition that consists of (i) Debt existing prior to the consummation of the Permitted Acquisition (and not incurred in contemplation thereof) that is permitted to be assumed by the Obligors pursuant to clause (c) above, and (ii) Debt acceptable to the Agent that is incurred in favor of the seller in such Permitted Acquisition as a portion of the purchase price for such Permitted Acquisition, including all Debt under non-compete arrangements entered into in connection with such Permitted Acquisition that is acceptable to the Agent; and

(g) other Debt, that is not secured by any Lien, in an aggregate amount outstanding at any time not to exceed $5,000,000.

7.14 Prepayment.

Neither any Obligor nor any Subsidiary shall voluntarily prepay any Debt, except (a) the Obligations in accordance with the terms of this Agreement, (b) in connection with Refinancings permitted under Section 7.13(d), and (c) intercompany Debt, provided no such intercompany Debt will be prepaid to any non-Obligor if an Event of Default exists.

7.15 Transactions with Affiliates.

Except as set forth below, neither any Obligor nor any Subsidiary shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the following shall be permitted: (a) transactions with Affiliates expressly permitted hereunder with respect to Affiliates, (b) transactions set forth on Schedule 7.15, (c) compensation and indemnity arrangements with officers, directors and employees in the ordinary course of business, and (d) while no Event of Default has occurred and is continuing, the Obligors and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business on terms no less favorable to the Obligors and their Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate. The terms of all such transactions shall be made available to the Agent upon request.

7.16 Investment Banking and Finder’s Fees.

Neither any Obligor nor any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement, other than under the Fee Letter. The Obligors shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Obligor is obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Agent and/or any Lender in connection therewith.

7.17 Business Conducted.

The Obligors shall not, and shall not permit any Subsidiary to, engage, directly or indirectly, in any line of business other than the businesses in which the Obligors and their Subsidiaries are engaged on the Closing Date and businesses reasonably incidental or reasonably relating thereto.

7.18 Liens.

Neither any Obligor nor any Subsidiary shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except (a) Permitted Liens, (b) Liens, if any, in effect as of the Closing Date described in Schedule 6.9 securing Debt described in Schedule 6.9, (c) Liens securing Capital Leases and purchase money Debt permitted under Section 7.13, and (d) Liens securing Debt permitted under Section 7.13(f)(i), provided that such Liens do not cover or relate to any Inventory or Accounts or any assets other than the assets acquired pursuant to such Permitted Acquisition.

7.19 Sale and Leaseback Transactions.

Neither any Obligor nor any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for such Obligor or such Subsidiary to lease or rent property that such Obligor or such Subsidiary has sold or will sell or otherwise transfer to such Person, other than sale and leaseback transactions resulting in proceeds to the Obligors in the aggregate not to exceed $1,000,000 during each Fiscal Year.

7.20 New Subsidiaries.

Neither any Obligor nor any Subsidiary shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5, new United States Subsidiaries that become Guarantors upon their creation pursuant to legal documentation acceptable to the Agent, and Subsidiaries formed or acquired in connection with Permitted Acquisitions.

7.21 Fiscal Year.

The Obligors shall not change their Fiscal Year.

7.22 Capital Expenditures.

Neither any Obligor nor any Subsidiary shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Obligors and their Subsidiaries on a consolidated basis would exceed $25,000,000 during any Fiscal Year.

7.23 Financial Covenants.

The Borrowers and their consolidated Subsidiaries shall:

(a) have EBITDA for each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter set forth below of not less than the applicable amount set forth below:

Period Ending	Minimum EBITDA
Each four fiscal quarter period ending on or after March 28, 2003 but prior to the fiscal quarter ending on or about April 2, 2004	$38,000,000
Each four fiscal quarter period ending on or after April 2, 2004 but prior to the fiscal quarter ending on or about April 1, 2005	$41,000,000
Each four fiscal quarter period ending thereafter	$44,000,000

(b) maintain a Leverage Ratio as of each fiscal quarter ending as of the applicable date set forth below of not more than the applicable ratio set forth below:

Fiscal Quarter Ending	Maximum Leverage Ratio
Each four fiscal quarter period ending on or after March 28, 2003 but prior to the fiscal quarter ending on or about April 2, 2004	3.0 to 1
Each four fiscal quarter period ending thereafter	2.5 to 1

; provided, however, the Borrowers shall only be required to comply with this Section 7.23 with respect to any fiscal quarter end if, at any time during such fiscal quarter then ended, Excess Availability was less than $25,000,000.

7.24 Minimum Excess Availability.

The Borrowers shall maintain Excess Availability of not less than $15,000,000 at all times.

7.25 Use of Proceeds.

The proceeds of the Loans shall be used to finance ongoing working capital needs and for general corporate purposes, and to finance Permitted Acquisitions and Permitted Stock Redemptions. The Obligors shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance Debt of any Obligor or any other Person incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.26 Further Assurances.

The Obligors shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request in good faith to carry out the terms and conditions of this Agreement and the other Loan Documents.

ARTICLE 8

CONDITIONS OF LENDING

8.1 Conditions Precedent to Making of Loans on the Closing Date.

The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Obligors shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Obligors before or on such Closing Date.

(b) Upon making the Revolving Loans (including such Revolving Loans made to finance any amounts due under the Fee Letter or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement or any other Loan Document) and with all obligations of the Obligors current, Availability shall be at least $30,000,000.

(c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

(d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

(e) The Agent and the Lenders shall have received such opinions of counsel for the Obligors as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(f) The Agent shall be satisfied that all Debt and other obligations under the Senior Subordinated Notes Indenture and the Senior Subordinated Notes have been paid in full and that the Senior Subordinated Notes Indenture (as it relates to the Senior Subordinated Notes) and each Senior Subordinated Note has terminated and is no longer effective.

(g) The Agent shall have received:

(i) proper financing statements in appropriate form for filing under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and

(ii) duly executed UCC-3 Termination Statements and such other instruments, or duly executed payoff letters obligating the secured parties thereunder to provide such UCC-3 Termination Statements and instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Obligors except Permitted Liens.

(h) The Obligors shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced with reasonably requested supporting information.

(i) The Agent shall have received evidence, in form, scope, and substance reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

(j) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Obligors and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Accounts and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(k) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(l) Without limiting the generality of the items described above, the Obligors and each other Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent) the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent (or its counsel) to PSS (or its counsel) prior to the Closing Date.

The acceptance by any Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Obligors to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (x) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (y) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (z) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

8.2 Conditions Precedent to Each Loan.

The obligation of the Lenders to make each Loan, including the initial and all subsequent Revolving Loans, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by any Obligor of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii), (iii) and (iv) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii) No Default or Event of Default has occurred and is continuing;

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect; and

(iv) Each of the Obligors is Solvent (taking into account contribution rights).

(b) No such Borrowing shall exceed Availability; provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9

DEFAULT; REMEDIES

9.1 Events of Default.

It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by any Obligor to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder or under any of the Obligations when due, whether upon demand or otherwise; provided, that, if the Agent fails to charge the Borrowers’ Loan Account for any interest payment or other Obligation (other than principal) for which the Borrowers’ Agent does not receive prior demand or notice of the amount and due date thereof at a time when the Borrowers have sufficient Availability to pay such amount in full (taking into account the provisions of Section 7.24 and all other amounts charged to the Loan Account on such date), then the non-payment of such interest or other Obligation shall not constitute an Event of Default under this clause (a) unless and until the Borrowers’ Agent has received notice of the amount due and the Borrowers fail to pay such amount within two Business Days thereafter;

(b) any representation or warranty made or deemed made by any Obligor or any Subsidiary in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Obligor or any Subsidiary at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(l), 7.2, 7.5, 7.9 through 7.26 of this Agreement, or Section 9 or 11 of the Security Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than Section 5.2(l)) or 5.3 and such default shall continue for five (5) Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, and such default shall continue for thirty (30) days or more;

(d) any default shall occur with respect to any Debt (other than the Obligations) of any Obligor or any Subsidiary in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Obligor or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided, however, in the case of Debt consisting solely of obligations of an Obligor under a non-compete agreement, if such Obligor defaults in the payment of such obligations in response to the counter-party’s violation of its non-compete agreement, such default shall not constitute an Event of Default under this clause (d) so long as such Obligor is contesting in good faith any action or claim brought by such counter-party as a result of such default;

(e) any Obligor or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Obligor or any Subsidiary or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Obligor or any Subsidiary or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Obligor or any of its Subsidiary;

(h) any Obligor or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except as permitted under Section 7.9(j);

(i) all or any material part of the property of the Obligors, taken as a whole, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any such Obligor shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Obligor;

(k) one or more judgments, orders, decrees or arbitration awards is entered against any Obligor or any Subsidiary involving in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more (to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage and has the ability to perform), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days (or such longer period expressly contemplated by the terms thereof during which a stay against enforcement is in effect) after the entry thereof;

(l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Obligor or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m) there is filed against any Obligor or any Subsidiary any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien of the Agent with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Obligor or any Subsidiary under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) any Obligor or any Subsidiary or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $5,000,000;

(p) there occurs a Change of Control; or

(q) there occurs an event that will have a material adverse effect on the ability of the Obligors, taken as a whole, to pay the Obligations in full in a timely manner.

9.2 Remedies.

(a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower or other Obligor: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower or other Obligor: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize, or provide Supporting Letters of Credit for, all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (i) the Agent shall have, for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC (except any consent of an Obligor under Section 9-620 of the UCC must be in writing and may not be deemed given by failure to respond to any notice given by any secured party thereunder); (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Obligor’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Obligors shall, upon the Agent’s demand, at the Obligors’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice (unless the UCC expressly requires a longer notice period) to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Obligor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the address for notices to the Obligors specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligor agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Obligor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Obligor’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to the Borrowers’ Agent and the Obligors shall remain liable for any deficiency. Nothing herein waives any rights of the Borrowers or any Obligor which cannot be waived under the UCC.

(c) If an Event of Default occurs, each Obligor hereby waives, to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10

TERM AND TERMINATION

10.1 Term and Termination.

The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Obligors shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Obligors and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders affected thereby and the Obligors and acknowledged by the Agent, do any of the following:

(i) increase or extend the Commitment of any Lender;

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate or amount of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(v) increase any of the percentages set forth in the definition of the Borrowing Base;

(vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(vii) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

(viii) change the definition of “Required Lenders”; or

(ix) increase the Maximum Revolver Amount, the Maximum Inventory Loan Amount or the Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i); provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document; provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith; and provided further, that any Loan Document relating to Bank Products may be amended by the applicable Obligor and the Bank (or any Affiliate of the Bank) without the consent or approval of any other Lender.

(b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

11.2 Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), and, if no Default or Event of Default exists, with the written consent of the Borrowers’ Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Borrowers’ Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender capable, in the good faith judgment of such Lender, of performing its obligations hereunder) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Obligors and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers’ Agent and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers’ Agent and the Agent an Assignment and Acceptance in the form of Exhibit D (“Assignment and Acceptance”), and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Any assignment in violation of this Section 11.2 shall be null and void.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance (including the consent of the Borrowers’ Agent, if required) and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Obligors and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a)(i), (ii) and (iii), and all amounts payable by the Obligors hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Any Participant exercising such right of set-off shall give prompt written notice thereof to the Borrowers’ Agent after such set-off.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE 12

THE AGENT

12.1 Appointment and Authorization.

Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions contained herein, except with respect to the provisions of Sections 12.9, 12.10 and 12.11 to the extent such Sections provide rights or benefits to the Obligors. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2 Delegation of Duties.

The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys- in- fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of the Agent.

None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any Subsidiary or Affiliate of any Obligor.

12.4 Reliance by the Agent.

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Obligors), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5 Notice of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default arising out of the Borrowers’ failure to pay principal, interest or fees hereunder in a timely manner), unless the Agent shall have received written notice from a Lender or an Obligor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6 Credit Decision.

Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Obligors and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Obligors. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors which may come into the possession of any of the Agent-Related Persons.

12.7 Indemnification.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses

(including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this Section 12.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8 Agent in Individual Capacity.

The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Obligors and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that the Bank or its Affiliates may receive information regarding any Obligor, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of such Obligor or such Subsidiary), and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

12.9 Successor Agent.

The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrowers’ Agent, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers’ Agent, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10 Withholding Tax.

(a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender is eligible to claim exemption from, or a reduction of, the U.S. withholding tax imposed by Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

(i) if such Lender is eligible to claim an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender is eligible to claim that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax and the Borrowers shall be under no obligation under Section 4.1(a), Section 4.1(c)(i) or otherwise to increase the amount of any payment to such Lender or to indemnify such Lender in respect of the withholding taxes to the extent that such withholding taxes would have been avoided had such Lender supplied such documentation.

(e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and Letter of Credit Obligations, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrowers’ Agent certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on any Subsidiary being sold (whether through a stock or asset sale), and on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year, with the prior written authorization of the Required Lenders. Upon request by the Agent or the Borrowers’ Agent at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11.

(b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent’s authority to release the Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers’ Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral (including amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being released in its entirety from its obligations, if any, under the Loan Documents); provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligor in respect of) all interests retained by the applicable Obligor, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14 Payments by the Agent to the Lenders.

All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15 Settlement.

(a) (i) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Obligor) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(ii) The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Atlanta, Georgia time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of Non-Ratable Loans, and the Agent, in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 2:00 p.m. (Atlanta, Georgia time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

(iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

(iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans, including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed the Maximum Revolver Amount on any Funding Date for a Revolving Loan or Non-Ratable Loan.

(b) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders. Unless the Agent receives notice from the Required Lenders on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lenders will not make available to the Agent those Lenders’ Pro Rata Shares of a requested Borrowing, (i) the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date, and (ii) each Lender shall be obligated to make its Pro Rata Share of such Borrowing available notwithstanding the existence of any Default or Event of Default or the non-satisfaction of any condition precedent in Article 8 (other than the conditions precedent set forth in Section 8.2(b), (c) and (d)). Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount and all Lenders shall be liable to the Agent for such amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the Borrowers, on the Business Day following such Funding

Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If a Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers’ Agent of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising that particular Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing.

(d) Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Obligor to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee, and (ii) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section 12.15(d) shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section 12.15(d) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Obligor of its duties and obligations hereunder.

(e) Removal of Defaulting Lender. At the Borrowers’ request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers’ Agent shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees, without premium or discount.

12.16 Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b) Participations in Letters of Credit.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Obligors with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from any Obligor on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from such Obligor. Each such payment shall be made by the Agent on the next Settlement Date.

(iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Obligor for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2) the existence of any claim, setoff, defense or other right which any Obligor may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Obligor or any other Person and the beneficiary named in any Letter of Credit);

(3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5) the occurrence of any Default or Event of Default; or

(6) the failure of the Obligors to satisfy the applicable conditions precedent set forth in Article 8.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Obligor received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) Indemnification by Lenders. To the extent not reimbursed by the Obligors and without limiting the obligations of the Obligors hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Obligors to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Obligors. The agreement contained in this Section 12.16(d) shall survive payment in full of all other Obligations.

12.17 Concerning the Collateral and the Related Loan Documents.

Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

12.18 Field Audit and Examination Reports; Disclaimer by Lenders.

By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligors’ books and records, as well as on representations of the Obligors’ personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19 Relation Among Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

ARTICLE 13

SUBSIDIARY GUARANTIES

13.1 Subsidiary Guaranties.

Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees the full payment and performance by the Borrowers of all of the Obligations, whether now existing or hereafter arising. Each Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or any other Obligation, it will forthwith pay the same, without notice or demand.

13.2 Obligations Absolute.

Each Guarantor agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The Guarantors’ obligations under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor. The Guarantors’ obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made. The Guarantors’ obligations under this Agreement may be deemed by the Agent to be an agreement of guaranty or surety.

13.3 Waiver of Suretyship Defenses.

Each Guarantor agrees that the joint and several liability of the Guarantors provided for in Section 13.1 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which any other Obligor may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Obligors or with anyone else, each Guarantor hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Guarantor is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Guarantor hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral, including any rights any Guarantor may otherwise have under Official Code of Georgia Annotated Section 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Guarantor is incorporated or in which any Guarantor conducts business.

13.4 Contribution and Indemnification.

To the extent that any Guarantor shall repay any of the Obligations (an “Accommodation Payment”), then, to the extent that such Guarantor has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Obligors in an amount, for each of such other Obligors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Obligors’ “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Obligors. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (a) rendering such Guarantor “insolvent” within the meaning of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 13.4 shall be subordinate in right of payment to the prior payment in full of the Obligations.

13.5 Subordination of Intercompany Debt.

Each of the Obligors hereby agrees that (a) all Debt owing by any Obligor or any Subsidiary to any other Obligor or any Subsidiary shall be subject and subordinate in all respects to the Obligations, provided that, as long as no Event of Default exists, payments may be made on such Debt to the extent expressly permitted hereunder, (b) it shall deliver, or cause to be delivered, to the Agent the original of each promissory note evidencing such Debt, properly endorsed over to the Agent, and (c) all such promissory notes shall contain a legend in the form set forth below:

THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS SUBJECT AND SUBORDINATE TO THE “OBLIGATIONS” AS DESCRIBED IN THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF MAY 20, 2003, AMONG PSS WORLD MEDICAL, INC. AND CERTAIN OF ITS SUBSIDIARIES, THE LENDERS FROM TIME TO TIME PARTY THERETO, AND BANK OF AMERICA, N.A., AS AGENT, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

ARTICLE 14

MISCELLANEOUS

14.1 No Waivers; Cumulative Remedies.

No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Obligor and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

14.2 Severability.

The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH OBLIGOR AT THE BORROWERS’ AGENT’S ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

14.4 WAIVER OF JURY TRIAL.

EACH OBLIGOR, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OBLIGOR, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE

OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5 Survival of Representations and Warranties.

All of the Obligors’ representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6 Other Security and Guaranties.

The Agent may, without notice or demand and without affecting the Obligors’ obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7 Fees and Expenses.

The Borrowers agree to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Obligor under the Loan Documents that such Obligor fails to pay or take; (f) costs of appraisals (including all Appraisals), inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Obligors’ operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorneys’ Costs), and to the other Lenders, for their benefit, on demand, all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers’ Loan Account as Revolving Loans as described in Section 3.5.

14.8 Notices.

Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:

Bank of America, N.A.

600 Peachtree Street, 5th Floor

Atlanta, GA 30308

Attention: Business Credit-Account Executive

Telecopy No.: 404-607-6439

with copies to:

Troutman Sanders LLP

600 Peachtree Street, 52nd Floor

Atlanta, GA 30308

Attention: Michael Leveille

Telecopy No.: 404-885-3995

If to any Borrower or Guarantor:

PSS World Medical, Inc.

4345 Southpoint Boulevard

Jacksonville, FL 32216

Attention: David Klarner

Telecopy No.: 904-332-3214

with copies to:

Foley & Lardner

The Greenleaf Building

200 Laura Street

Jacksonville, FL 32202

Attention: Charles V. Hedrick

Telecopy No.: 904-359-8700

If to a Lender:

To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9 Waiver of Notices.

Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Agent or any Lender may elect to give shall entitle any Obligor to any or further notice or demand in the same, similar or other circumstances.

14.10 Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Obligor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

14.11 Indemnity of the Agent and the Lenders by the Borrowers.

(a) The Borrowers agree to defend, indemnify and hold the Agent-Related Persons and each Lender, and each of their respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 14.11 shall survive payment of all other Obligations and the termination of this Agreement.

(b) The Borrowers agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance attributable to any Borrower or to real property owned or leased by any Borrower. This indemnity will apply whether the hazardous substance is on, under or about real property owned or leased by any Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any applicable Environmental Law including petroleum or natural gas. This indemnity will survive repayment of all other Obligations and the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Borrowers shall have no obligation hereunder with respect to any liability or loss resulting from the gross negligence or willful misconduct of any party indemnified hereunder or with respect to any hazardous substance placed or deposited on, under or about any real property by any party indemnified hereunder in violation of Environmental Laws.

(c) Unless an Event of Default (other than an Event of Default under Section 9.1(c)) exists at the time of any settlement, the Borrowers shall not be liable under this Agreement for any settlement made by any Indemnified Person without the Borrowers’ prior written consent (which consent shall not be unreasonably withheld). The Borrowers agree to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrowers. The Borrowers shall not settle any claim or action without the prior written consent of the applicable Indemnified Person, which consent shall not be unreasonably withheld.

14.12 Limitation of Liability.

NO CLAIM MAY BE MADE BY ANY OBLIGOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGOR AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14.13 Final Agreement.

This Agreement and the other Loan Documents are intended by the Obligors, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof (except for the Fee Letter). No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Obligors and a duly authorized officer of each of the Agent and the requisite Lenders.

14.14 Counterparts.

This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Obligor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

14.15 Captions.

The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.16 Right of Setoff.

In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Obligor, any such notice being waived by the Obligors to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Obligor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers’ Agent and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY OBLIGOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

14.17 Confidentiality.

(a) Each Obligor hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodations entered into pursuant to this Agreement, including the names and addresses of the Obligors and a general description of the Obligors’ business and may use each Obligor’s name in advertising and other promotional material.

(b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by any Obligor and provided to the Agent or such Lender by or on behalf of any Obligor, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than an Obligor, provided that such source is not bound by a confidentiality agreement with any Obligor known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Obligor is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates. Notwithstanding anything herein to the contrary, the information subject to this Section 14.17(b) shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

14.18 Conflicts with Other Loan Documents.

Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

14.19 No Novation.

The amendment and restatement of the terms of the Existing Agreement, as more fully set forth in this Agreement, shall not constitute a novation of any of the indebtedness outstanding under the Existing Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have entered into this Amended and Restated Credit Agreement on the date first above written.

“BORROWERS” PSS WORLD MEDICAL, INC.

By:
Name:
Title:

GULF SOUTH MEDICAL SUPPLY, INC.

By:
Name:
Title:

PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP

By:	PSS World Medical, Inc., its general partner

By:
Name:
Title:

“GUARANTORS” PSS HOLDING, INC.

By:
Name:
Title:

PSS SERVICE, INC.

By:
Name:
Title:

PHYSICIAN SALES & SERVICE, INC.

By:
Name:
Title:

THRIFTYMED, INC.

By:
Name:
Title:

“AGENT” BANK OF AMERICA, N.A., as the Agent

By:
Name:
Title:

Address:	“LENDERS” BANK OF AMERICA, N.A., as a Lender

600 Peachtree Street, 5th Floor Atlanta, GA 30308 Attn: Business Credit - Account Executive Telecopy No: 404-607-6439	By:
Name:
Title:

AFFIDAVIT OF OUT-OF-STATE EXECUTION AND DELIVERY

STATE OF GEORGIA

COUNTY OF FULTON

Before me this day personally appeared Mark R. Herdman (“Agent’s Officer”), a duly authorized officer of Bank of America, N.A. (“Agent”), and David D. Klarner, the Vice President (“Borrower’s Officer”) of PSS World Medical, Inc. (“PSS”), Gulf South Medical Supply, Inc., PSS Holding, Inc., PSS Service, Inc., Physician Sales and Service, Inc., ThriftyMed, Inc., and of PSS, in its capacity as sole general partner of Physician Sales & Service Limited Partnership (collectively, the “Obligors”), who being by me first duly sworn, depose and say:

1.	On the date hereof, the Obligors executed that certain Amended and Restated Credit Agreement dated as of May __, 2003 (the “Credit Agreement”) among the Obligors and the Agent, in its capacity as agent for a syndicate of lenders, in the State of Georgia;

2.	Borrower’s Officer personally delivered the Credit Agreement to the Bank’s Officer and the Bank’s Officer acting on behalf of the Agent, accepted the Credit Agreement on the date hereof in the State of Georgia.

FURTHER AFFIANTS SAYETH NOT:	Dated: May __, 2003

Signature of Borrower’s Officer:	Signature of Agent’s Officer:

By:
David D. Klarner, Vice President	Mark R. Herdman, Vice President

The foregoing affidavit was sworn to before me this      day of May, 2003, at Fulton County, Georgia.

Notary Public, State of Georgia

My commission expires:

ANNEX A

to

Credit Agreement

Definitions

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Accounts” means all of any Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Accounts Payable Turnover” means (a) in the case of the determination thereof as of any fiscal month end of the Obligors, the quotient obtained by dividing (i) 360 by (ii) the quotient of (A) the product obtained by multiplying (1) the Obligors’ cost of goods sold during the three fiscal month period ending on such fiscal month end, by (2) four, divided by (B) the aggregate outstanding accounts payable of the Obligors as of such fiscal month end, and (b) in the case of the determination thereof as of the date of any Permitted Acquisition or Permitted Stock Redemption, the quotient obtained by dividing (i) 360 by (ii) the quotient of (A) the product obtained by multiplying (1) the Obligors’ cost of goods sold during the three fiscal month period ending on the last day of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, by (2) four, divided by (B) the aggregate outstanding accounts payable of the Obligors as of the close of business on the Business Day immediately preceding such Permitted Acquisition or Permitted Stock Redemption.

“ACH Transactions” means any cash management, disbursement or related services, including overdrafts and the automatic clearing house transfer of funds by the Bank or any Affiliate of the Bank for the account of any Obligor.

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of the Obligors, the net income of the Obligors and their consolidated Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by an Obligor in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which an Obligor has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Obligor in the form of cash distributions; (e) earnings of any Person (other than an Obligor or another consolidated Subsidiary) to which assets of any Obligor shall have been sold, transferred or disposed of, or into which an Obligor shall have been merged, or which has been a party with any Obligor to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Obligor or from cancellation or forgiveness of Debt; (g) to the extent such fiscal period includes March 28, 2003, the actual cash prepayment premium paid by PSS in the amount of $4,505,000 in connection with the redemption of the Senior Subordinated Notes on March 28, 2003; (h) gain (and non-cash loss) arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; and (i) gain or loss resulting from the operations or disposition of PSS’s former Subsidiaries forming the Diagnostic Imaging division.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank and the Agent pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination, the sum of (a) the aggregate unpaid principal balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Amended and Restated Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“Anniversary Date” means each anniversary of the Closing Date.

“Applicable Margin” means

(i)	with respect to Base Rate Loans and all other Obligations (other than LIBOR Loans), 0.25%; and

(ii)	with respect to LIBOR Loans, 2.25%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Leverage Ratio, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Borrowers’ quarterly Financial Statements to Lenders for the fiscal quarter ending September 26, 2003. Adjustments in Applicable Margins shall be determined by reference to the following grids:

If the Ratio of Adjusted Funded Debt to EBITDA is:	Level of Applicable Margins:
≥ 3.5 to 1.0	Level I
≥ 3.0 to 1.0 but < 3.5 to 1.0	Level II
≥ 2.5 to 1.0 but < 3.0 to 1.0	Level III
≥ 2.0 to 1.0 but < 2.5 to 1.0	Level IV
≥ 1.35 to 1.0 but < 2.0 to 1.0	Level V
< 1.35 to 1.0	Level VI

	Applicable Margins
	Level I	Level II	Level III	Level IV	Level V	Level VI
Base Rate Loans	1.00%	0.75%	0.50%	0.25%	0.00%	0.00%
LIBOR Loans	3.00%	2.75%	2.50%	2.25%	2.00%	1.75%

All adjustments in the Applicable Margins after the adjustments with respect to the fiscal quarter ending September 26, 2003 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Borrowers shall deliver to the Agent and the Lenders a certificate, signed by a Designated Financial Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. In the event that, subsequent to the setting of the Applicable Margins based on the Borrowers’ unaudited Financial Statements as of the end of the last fiscal quarter of any Fiscal Year, the Borrowers deliver their audited Financial Statements as of the end of such Fiscal Year and such audited Financial Statements call for a higher level set forth in the foregoing grid, such higher level shall apply retroactively to the date of the setting of the Applicable Margins based on such unaudited Financial Statements. Failure to timely deliver such Financial Statements shall, at the election of the Agent and in addition to any other remedy provided for in the Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

“Appraisal” means an appraisal, prepared on a basis satisfactory to the Agent, setting forth the Net Orderly Liquidation Value of all of each Borrower’s Inventory, which appraisal shall be prepared in accordance with Section 7.4(c).

“Asset Dispositions” has the meaning set forth in Section 7.9.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, including the reasonably allocated costs and expenses of internal legal services of the Agent.

“Availability” means, at any time (a) the lesser of the Maximum Revolver Amount or the Borrowing Base, minus (b) without duplication, Reserves, minus (c) the Aggregate Revolver Outstandings.

“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bank Products” means any one or more of the following types of services or facilities extended to an Obligor by the Bank or by any Affiliate of the Bank: (a) credit cards; (b) ACH Transactions; and (c) Hedge Agreements.

“Bank Products Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion with respect to Bank Products.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its “prime rate” (the “prime rate” being a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

“Base Rate Loans” means all Base Rate Revolving Loans.

“Base Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Base Rate.

“Blocked Account Agreement” means an agreement among the Borrowers, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

“Borrowers’ Agent” means PSS, in its capacity as agent for the Borrowers in accordance with Section 3.9.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by the Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of a Letter of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (i) eighty percent (80%) of the Net Amount of Eligible Accounts; plus (ii) the lesser of (A) the Maximum Inventory Loan Amount, (B) fifty-five percent (55%) of the net amount of Eligible Inventory (provided such advance rate shall be forty-five percent (45%) until the Agent has received and had a reasonable amount of time to review the initial Appraisal), or (C) eighty percent (80%) of the Net Orderly Liquidation Value of Eligible Inventory (which shall be determined between Appraisal dates by reference to the ratio of the Net Orderly Liquidation Value of Eligible Inventory as set forth in the most recent Appraisal to the book value of Eligible Inventory as of the effective date of such Appraisal); minus (b) the sum of (i) a Reserve in the amount of three (3) months of rental, storage and other charges with respect to leased and warehouse premises at which Inventory is located from time to time for which a landlord or similar waiver acceptable to the Agent has not been obtained, as such Reserve may be modified by the Agent from time to time in its reasonable credit judgment, plus (ii) the amount of such other Reserves from time to time established by the Agent in its reasonable credit judgment.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrowers, substantially in the form of Exhibit A (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease. Capital Expenditures do not include the purchase price payable under any Permitted Acquisition.

“Capital Lease” means any lease of property by any Obligor which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Obligor.

“Cash Equivalents” means:

(a) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within ninety days from the date of acquisition thereof;

(b) acquisitions of certificates of deposit maturing within ninety days from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (i) any Lender, (ii) any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000, or (iii) any bank having one of the two highest ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Corporation;

(c) repurchase agreements with a bank or trust company (including any of the Lenders that are banks) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the applicable Obligor shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

(d) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (a) through (c).

“Change of Control” means the occurrence of any of the following: (a) a Person or “group” of Persons (within the meaning of Section 13(d) of the Exchange Act), shall acquire, beneficially or of record, 30% or more of the outstanding voting stock (stock entitled to vote for election of directors) of PSS; (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of PSS (together with any new directors whose election by the Board of Directors of PSS or whose nomination for election by the shareholders of PSS, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of PSS, as the case may be, then in office; or (c) PSS shall cease to own 100% of the voting stock of any other Obligor or such ownership shall cease to vest in PSS voting control with respect to any other Obligor, except as a result of a transaction permitted under this Agreement.

“Chattel Paper” means all of any Obligor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Clearing Bank” means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral”, as defined in the Security Agreement, all of the “Pledged Collateral”, as defined in the Pledge Agreements, and all other assets of any Person from time to time subject to Agent’s Liens securing payment or performance of the Obligations.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.1 attached to this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Loan.

“Copyright Security Agreement” means the Amended and Restated Conditional Assignment and Copyright Security Agreement dated as of the date hereof, executed and delivered by the Obligors to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent’s Liens in the Obligors’ present and future copyrights and related licenses and rights.

“Credit Support” has the meaning specified in Section 1.3(a).

“Debt” means, without duplication, all liabilities, obligations and indebtedness of any Obligor to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, in each case to the extent such liabilities, obligations and indebtedness consist of (a) indebtedness for borrowed money or the deferred purchase price of property (including obligations to be paid in one or more installments under non-compete arrangements entered into in connection with Permitted Acquisitions), excluding trade payables; (b) the Obligations; (c) obligations and liabilities of any Person secured by any Lien on any Obligor’s property, even though such Obligor shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Obligor prepared in accordance with GAAP; (d) the principal amount of all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Obligor, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Obligor prepared in accordance with GAAP; (e) obligations and liabilities under Guaranties of Debt; and (f) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points per annum.

“Defaulting Lender” has the meaning specified in Section 12.15(c).

“Designated Account” has the meaning specified in Section 1.2(c).

“Designated Financial Officer” means each of the chief financial officer, the treasurer and any other financial officer of PSS reasonably acceptable to the Agent.

“Distribution” means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of such corporation; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation other than through the issuance of capital stock of such corporation.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement and the other Loan Documents shall be made in Dollars.

“Early Termination Fee” means the fee due and payable to the Agent, for the benefit of the Lenders in accordance with their Pro Rata Shares, in an amount equal to (a) two percent (2%) of the Maximum Revolver Amount if the Agreement is terminated by the Borrowers on or prior to March 31, 2004, or (b) one percent (1%) of the Maximum Revolver Amount if the Agreement is terminated by the Borrowers after March 31, 2004 but on or prior to March 31, 2005; provided, however, no such fee shall be due and payable if the Agreement is terminated in connection with a refinancing in full of the Obligations under the Agreement with another lending department of the Bank.

“EBITDA” means, with respect to any fiscal period of the Obligors, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, federal, state, local and foreign income taxes, depreciation and amortization, plus, unless paid in cash during the applicable period, all restructuring charges of the Obligors for periods subsequent to the Closing Date.

“Eligible Accounts” means the Accounts arising from the sale of goods or rendition of services in the ordinary course of business which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Required Lenders in their sole discretion elect, include any Account:

(a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

(c) which represents a progress billing (as hereinafter defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon a Borrower’s completion of any further performance under the contract or agreement (and “progress billings” shall include deferred service revenue billings);

(d) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(e) owing by an Account Debtor for which fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Account Debtor are classified as ineligible under this definition;

(f) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America; or (ii) is not organized under the laws of the United States of America; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

(g) owed by an Account Debtor which is an Affiliate or employee of a Borrower;

(h) except as provided in clause (j) below, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(i) owed by an Account Debtor to which any Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(j) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account;

(k) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

(l) which represents a sale on a bill- and- hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(m) which is evidenced by a promissory note or other instrument or by chattel paper;

(n) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(p) which arises out of a sale not made in the ordinary course of the applicable Borrower’s business, or to the extent such Account arises out of finance charges;

(q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(r) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds five percent (5%) (or, with the approval of the Agent, ten percent (10%)) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Borrowers’ Account Debtors, but only to the extent of such excess; or

(s) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

With the consent of the Agent, the amount of Accounts included as ineligible under one or more categories above may be estimated as a fixed percentage of total Accounts or otherwise. The consent of the Agent may be evidenced by the use of a form of Borrowing Base Certificate specifying the estimated amounts or in such other manner as the Agent may designate. Such consent may be withdrawn by the Agent in its discretion by written notice to the Borrowers’ Agent.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender capable, in the good faith judgment of such Lender, of performing its obligations hereunder; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

“Eligible Inventory” means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Required Lenders in their sole discretion elect, include any Inventory:

(a) that is not owned by a Borrower;

(b) that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves, and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c) that does not consist of finished goods;

(d) that consists of raw materials, work- in- process, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrowers’ business, or that is slow moving or stale;

(g) that is returned goods, unless such returned goods are in readily saleable condition and the Agent consents to their inclusion in the Borrowing Base, or that is obsolete or repossessed or used goods taken in trade;

(h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if the warehouseman, bailee or lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

(j) that constitutes (i) flu vaccines, (ii) pharmaceutical products with an expiration date that is less than one year after the date of the corresponding Borrowing Base Certificate or that have been held in inventory by a Borrower for more than 90 days, and (iii) other pharmaceutical goods, and other goods the sale of which is subject to or requires any license or permit from any Governmental Authority, which the Agent in its reasonable commercial discretion determines to be ineligible;

(k) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and as to which the applicable Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

(l) that is not reflected in the details of a current perpetual inventory report;

(m) that is Inventory placed on consignment; or

(n) that is located in a Flood Zone A5, as designated by the Federal Emergency Management Agency, unless covered by flood insurance.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health and safety matters.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Equipment” means all of any Obligor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor and all of such Obligor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Obligor or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Availability” means, at any time (a) the Borrowing Base, minus (b) without duplication, Reserves, minus (c) the Aggregate Revolver Outstandings.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the fee letter dated as of the Closing Date between the Agent and the Borrowers’ Agent.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

“Fiscal Year” means the Obligors’ fiscal year for financial accounting purposes. The current Fiscal Year of the Obligors will end on April 2, 2004.

“Fixed Assets” means the Equipment and Real Estate of each Obligor.

“Funded Debt” means (a) all principal of Debt under this Agreement, and, without duplication, (b) (i) Debt for money borrowed, (ii) Debt, whether or not in any such case the same was for money borrowed, (A) represented by notes payable, and drafts accepted, that represent extensions of credit, (B) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), including Debt to be paid in one or more installments under non-compete arrangements entered into in connection with Permitted Acquisitions, (iii) Debt that constitutes an obligation under a Capital Lease, and (iv) Debt that is such by virtue of clause (d) of the definition thereof, but only to the extent that the obligations guaranteed are obligations that would constitute Funded Debt.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date. Notwithstanding anything to the contrary set forth in the Agreement, all references to GAAP as they relate to monthly financial statements shall be deemed to refer to GAAP as described in the preceding sentence with the exception of those non-GAAP practices of the Borrowers consistent with their historical practices immediately prior to the Closing Date. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly Financial Statements delivered pursuant to Section 5.2 (or, prior to the delivery of the first Financial Statements pursuant to Section 5.2, consistent with the Financial Statements as at March 29, 2002); provided, however, that if (a) the Borrowers shall object to determining such compliance on such basis at the time of delivery of such Financial Statements due to any change in GAAP or the rules promulgated with respect thereto after the Closing Date or (b) the Agent or the Required Lenders shall so object in writing within 90 days after delivery of such Financial Statements, then such calculations shall be made on a basis consistent with the most recent Financial Statements delivered by the Borrowers to the Lenders as to which no such objection shall have been made.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Obligor.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantor” means each “Guarantor”, as defined in the first paragraph of the Agreement, together with any hereafter acquired or formed Subsidiary of PSS that becomes a “Guarantor” after the Closing Date pursuant to Section 7.20 or the provisions of the definition of “Permitted Acquisition”.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Obligor’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by any Obligor.

“Interest Expense” means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their consolidated Subsidiaries during such period on all Debt of the Borrowers and their consolidated Subsidiaries during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases and unused commitment fees, facility fees and similar fees or expenses in connection with the borrowing of money.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit B, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit C, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means all of each Obligor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work- in- process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Obligor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment Property” means all of each Obligor’s right title and interest in and to any and all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, or (e) commodity accounts, as each such term is defined in the UCC.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Latest Projections” means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Obligors’ financial condition, results of operations, and cash flows, for the period commencing on March 29, 2003 and ending on March 31, 2006 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding.

“Letter of Credit” has the meaning specified in Section 1.3(a).

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means the Bank or any affiliate of the Bank that issues any Letter of Credit pursuant to this Agreement.

“Letter of Credit Obligations” means, at any date of determination, the sum of (a) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and Credit Support, plus (b) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit and Credit Support.

“Letter of Credit Subfacility” means $15,000,000.

“Leverage Ratio” means, with respect to any fiscal period of the Borrowers, the ratio of (a) all Funded Debt of the Borrowers and their consolidated Subsidiaries as of the last day of such fiscal period, to (b) EBITDA of the Borrowers and their consolidated Subsidiaries for the twelve fiscal month period ending on the last day of such fiscal period, in each case on a consolidated basis for the Borrowers and their consolidated Subsidiaries.

“LIBOR” means, for any Interest Period, with respect to LIBOR Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

“Offshore Base Rate” means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Loan comprising part of such Borrowing would be offered by the Bank’s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Offshore Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Loan, the Termination Date, the first day of each calendar month while such LIBOR Loan is outstanding and the last day of each Interest Period applicable to such Loan.

“LIBOR Loans” means all LIBOR Revolving Loans.

“LIBOR Revolving Loan” means a Revolving Loan during any period in which it bears interest based on LIBOR.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right- of- way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property; and (c) any contingent or other agreement to provide any of the foregoing, except any agreement conditioned on the termination of the Commitments and the payment in full of the Obligations.

“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means this Agreement, the Fee Letter, the Trademark Security Agreement, the Copyright Security Agreement, the Security Agreement, each Pledge Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Loans” means, collectively, all loans and advances provided for in Article 1.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Obligors, taken as a whole, or the Collateral, taken as a whole; (b) a material impairment of the ability of any Obligor to perform any material obligation under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

“Maximum Inventory Loan Amount” means $65,000,000.

“Maximum Revolver Amount” means $150,000,000.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Obligor or any ERISA Affiliate.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

“Net Orderly Liquidation Value” means the net orderly liquidation value of the Inventory, as reflected in the most recent Appraisal received by the Agent in accordance with Section 7.4(c).

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Obligor to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to any Obligor hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

“Obligor” means any Borrower or any Guarantor, and “Obligors” means the Borrowers and the Guarantors, collectively.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Account” means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or any Obligor, as the Agent may determine, on terms acceptable to the Agent.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means the acquisition by an Obligor of all or a substantial portion of the assets or equity interests of another Person in the same or a similar line of business to that conducted by the Obligors (the “Target”) so long as: (a) the Obligors shall provide the Agent notice of the proposed Acquisition, and such pro forma and historical financial statements and other information and documents relating to the proposed Acquisition as the Agent may request, at least 15 days prior to the date of the consummation of the proposed Acquisition; (b) the purchase price for such acquisition does not exceed $10,000,000 individually or $25,000,000 in the aggregate for all such acquisitions (it being understood that purchase price shall include all cash paid at closing, all Debt described in Section 7.13(f), and all other purchase price consideration (other than good faith “earn out” consideration not intended as a substitute for cash consideration to circumvent the limitations contained in this definition) in connection with such acquisition); (c) no Default or Event of Default exists before or after giving effect to such acquisition; (d) after giving effect to the consummation of such acquisition (including any Loans made hereunder to finance such acquisition), Excess Availability is greater than $20,000,000; provided, that no assets of the Target shall be included in the calculation of Excess Availability for purposes of this clause (d) or otherwise until the Agent has completed a satisfactory field examination with respect to the Target and its assets (it being understood that, notwithstanding the completion of a satisfactory field examination, the Agent shall have the right, in its reasonable commercial discretion, to establish lower advance rates and/or reserves against the Accounts and Inventory of the Target and/or to elect not to include any such Accounts or Inventory as Eligible Accounts or Eligible Inventory); (e) after giving effect to the consummation of such Acquisition, the Borrowers are in compliance with the financial covenants set forth in Section 7.23 on a pro forma basis (it being understood that this requirement shall apply whether or not Excess Availability is greater than $25,000,000 after giving effect to the consummation of such Acquisition); provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, for the twelve fiscal month period then ended; (f) the Accounts Payable Turnover, calculated as of the date of such proposed Acquisition and as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, shall not in either case exceed 45 days; (g) such acquisition does not involve a “hostile” takeover or tender offer; (h) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (d), (e) and (f) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to such acquisition; (i) after giving effect to the consummation of such acquisition (including any Loans made hereunder to finance such acquisition) the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount minus $20,000,000; and (j) if the Target will become a Subsidiary of a Borrower in connection with such acquisition, the Borrowers and the Target shall cause the Target to become a Borrower (or, if the Agent requires, a Guarantor) hereunder and grant to the Agent, for the benefit of the Agent and the Lenders, a perfected, first-priority Lien on substantially all of the assets of the Target, all pursuant to documentation in form and substance acceptable to the Agent in its discretion.

“Permitted Debt” has the meaning set forth in Section 7.13.

“Permitted Liens” means:

(a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $500,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Obligors’ books and records and a stay of enforcement of any such Lien is in effect;

(b) the Agent’s Liens;

(c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that such Liens secure only amounts which are not yet due and payable (or, if due and payable, are unfiled and no other action has been taken to enforce the same) or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(e) Liens constituting encumbrances in the nature of leases, reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Obligor’s business;

(f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

(g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not yet due and payable in connection the importation of goods;

(h) Liens securing Refinancings permitted under this Agreement limited to the property securing the Debt subject to the Refinancing;

(i) Liens consisting of limitations on dispositions of property arising under contracts for Asset Dispositions on the property subject to the Asset Disposition pending the closing of such Asset Disposition; and

(j) Liens in cash or Cash Equivalents in an aggregate amount at any time not to exceed $250,000 as security for the Obligors’ obligations with respect to Bank Products.

“Permitted Stock Redemptions” means redemptions of capital stock of PSS so long as: (a) the aggregate redemption price for such redemptions does not exceed $35,000,000, (b) no Default or Event of Default exists before or after giving effect to such redemption, (c) after giving effect to the consummation of any such redemption (including any Loans made hereunder to finance such redemption), Excess Availability is greater than $20,000,000; (d) after giving effect to the consummation of any such redemption, the Obligors are in compliance with the financial covenants set forth in Section 7.23 on a pro forma basis (it being understood that this requirement shall apply whether or not Excess Availability is greater than $25,000,000 after giving effect to the consummation of such redemption), provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, for the twelve fiscal month period then ended; (e) the Accounts Payable Turnover, calculated as of the date of such proposed redemption and as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, shall not in either case exceed 45 days; (f) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (c), (d) and (e) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to such redemption; and (f) after giving effect to the consummation of such redemption (including any Loans made hereunder to finance such redemption) the Aggregate Revolver Outstandings shall not exceed the Maximum Revolver Amount minus $20,000,000.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Obligor sponsors or maintains or to which any Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledge Agreement” means each Pledge Agreement dated on or about the Closing Date pursuant to which an Obligor pledges to the Agent, for the benefit of itself and the Lenders, 100% of the capital stock or other equity interests of each Subsidiary owned by such Obligor.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Proprietary Rights” means all of each Obligor’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations- in- part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Real Estate” means all of each Obligor’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Refinance” means, in respect of any security or Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Debt in exchange or replacement for, such security or Debt in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property other than in accordance with Environmental Laws.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 50%.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Excess Availability, the Maximum Revolver Amount, Eligible Accounts or Eligible Inventory, established by the Agent from time to time in the Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent’s credit judgment: (a) Bank Products Reserves, (b) reserves for rent at leased locations and storage charges at warehouse locations (only if the Agent has not received a landlord’s or warehouseman’s waiver or subordination in form and substance satisfactory to the Agent), (c) Inventory shrinkage reserves, and (d) dilution reserves.

“Responsible Officer” means the chief executive officer or the president of PSS, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, a Designated Financial Officer.

“Restricted Investment” means, as to each Obligor, any acquisition of property by such Obligor in exchange for cash or other property, whether in the form of an acquisition of stock, Debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription (each an “Investment”), except the following:

(a) acquisitions of Equipment to be used in the business of such Obligor so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder;

(b) acquisitions of Inventory, Real Estate and Proprietary Rights in the ordinary course of business of such Obligor;

(c) acquisitions of assets (including assets received in connection with the settlement of Accounts with bankrupt or insolvent Account Debtors) acquired in the ordinary course of business of such Obligor, but in any event excluding acquisitions of all or a substantial portion of the assets or equity interests of another Person;

(d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (i) any Lender, (ii) any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000, or (iii) any bank having one of the two highest ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Corporation;

(f) acquisitions of commercial paper given a rating of “A2” or better by Standard & Poor’s Corporation or “P2” or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof;

(g) repurchase agreements with a bank or trust company (including any of the Lenders that are banks) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the applicable Borrower or any other Obligor shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(h) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof or which the holder has the right to require the issuer to repurchase at a price greater than or equal to the principal amount thereof within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor’s Corporation and Moody’s Investors Service, Inc.;

(i) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing clauses (d) through (h);

(j) other liquid Investments with a maturity within 60 days after the acquisition thereof so long as the aggregate outstanding amount of such liquid Investments (net of return of such Investments through repayment of principal, return of capital or sale) does not exceed $10,000,000 at any time;

(k) Hedge Agreements;

(l) investments in cash collateral for Letter of Credit Obligations, in each case deposited with the Agent as provided in this Agreement;

(m) Permitted Acquisitions;

(n) Investments existing as of the Closing Date and set forth on Schedule 1.2;

(o) Investments by an Obligor in another Obligor;

(p) advances to officers, directors and employees (i) existing as of the Closing Date in an aggregate amount not to exceed $250,000, (ii) for moving, travel and other expenses (including commission draws) incurred in the ordinary course of business consistent with the Borrowers’ past practices, and (iii) arising after the Closing Date for other purposes in an aggregate outstanding amount not to exceed $500,000;

(q) Investments consisting of Guarantees otherwise permitted under Section 7.12; and

(r) Investments consisting of consideration received in Asset Dispositions permitted under Section 7.9.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

“Security Agreement” means the Amended and Restated Security Agreement of even date herewith among the Obligors and the Agent for the benefit of the Agent and the Lenders.

“Senior Subordinated Notes” means the PSS’s 8 1/2% Senior Subordinated Notes due 2007 issued pursuant to the Senior Subordinated Notes Indenture.

“Senior Subordinated Notes Indenture” means PSS’s October 7, 1997 Indenture with respect to its 8 1/2% Senior Subordinated Notes due 2007.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(ii).

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Termination Date” means March 31, 2006.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrowers.

“Supporting Letter of Credit” has the meaning specified in Section 1.3(g).

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office; provided, however, that the term “Taxes” shall not include “Other Taxes”.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date the Agreement is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Trademark Agreement” means the Amended and Restated Conditional Assignment and Trademark Security Agreement, dated as of the date hereof, executed and delivered by the Obligors to the Agent to evidence and perfect the Agent’s Liens in each Obligor’s present and future patents, trademarks, and related licenses and rights.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22 and 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

(h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, each Obligor and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

BANK OF AMERICA, N.A.

BORROWING BASE CERTIFICATE

PSS World Medical, Inc.

Date:

	PSS	Gulf South	TOTAL
ACCOUNTS RECEIVABLE
Beginning Balance
Sales
Credit Memos
Collections
Adjustments
ENDING BALANCE
Ineligible Accounts Receivable (See page #2)
ELIGIBLE ACCOUNTS RECEIVABLE
Accounts Receivable Advance Rate
AR Availability Prior to Reconciliation Reserve
Reconciliation Reserve
ACCOUNTS RECEIVABLE AVAILABILITY
INVENTORY
Beginning Balance
Purchases
Cost of Sales
Plus/Minus Adj.’s (Net Change)
ENDING BALANCE
Ineligible Inventory (See page #2)
ELIGIBLE INVENTORY
Inventory Advance Rate
INVENTORY AVAILABILITY ($65 million limit)
TOTAL GROSS AVAILABILITY
Gross Availability before Min. Avail. Reserve (line 12+22+23)
Less: Minimum Availability Reserve
Gross Availability ($150 million limit)

REVOLVING LOAN ACTIVITY
Beginning Balance (line 31 of Last Report)
Cash Receipts
Advances
Adjustments (+/-)
ENDING BALANCE
NET AVAILABILITY
Calculated Availability (line 27 above)
Less: Ending Loan Balance (line 31 above)
Less: Letter of Credit Reserve
Less: Other Reserves (Tax Liens)
NET AVAILABILITY (not subject to covenants if > $10 million)

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE INFORMATION SET FORTH ABOVE IS TRUE

AND COMPLETE. THE UNDERSIGNED GRANTS A SECURITY INTEREST IN THE COLLATERAL REFLECTED

ABOVE TO BANK OF AMERICA, N.A., AS AGENT.

PSS World Medical, Inc.

BY:

Title:

	PSS	GSMS	TOTAL
INELIGIBLE ACCOUNTS RECEIVABLE
(a)	Over 90 days from invoice
(b)	Breach in security agreement
(c)	Progress billing (Deferred Revenue on the balance sheet)
(d)	Bankruptcy / Wind Down of Business/etc.
(e)	50% Cross Aging Rule (25% of Past Due)
(f)	Foreign receivables (captured in 4% Agent reserve)
(g)	Affiliate Receivables
(h)	Inability to perfect lien (except Gov’t considered ineligible elsewhere)
(i)	Right of Setoff with Payable
(j)	AR from Federal Gov’t, not perfected (captured in Agent reserve)
(k)	AR from Municipal Gov’t, not perfected (captured in Agent reserve)
(l)	Sales return reserve
(m)	Promissory note / chattel on AR
(n)	Agent Discretion on Specific Account
(o)	Lack of judicial enforcement
(p)	Sales not in ordinary course of business

(q)	Sales Cycle not Complete (customer acceptance)
(r)	Concentration, > 5% of consolidated pool
(s)	AR not perfected
Agent reserve (4% general reserve)

TOTAL A/R INELIGIBLE

		PSS	GSMS	TOTAL
INELIGIBLE INVENTORY
(a)	Not owned by Obligor
(b)	No subject to Agent’s liens
(c)	Not finished goods (Repair Parts)
(d)	Raw materials, WIP, chemicals, samples, etc.
(e)	Unmerchantable
(f)	Slow Moving & Obsolete Reserve
(g)	FIFO Reserve
(h)	Located outside US
(i)	In possession of warehouseman/bailee, No subordination agreement or rent reserves
(j)	Pharmaceutical or other good that requires license
(k)	Property rights restricted
(l)	Not in perpetual inventory system (Equipment Depot)
(m)	Placed on consignment
Rent Reserve
Off-Site Software
Diagnostic Spiff

	TOTAL INELIGIBLE INVENTORY	$0	$0	$0

0

Date:

EXHIBIT B

NOTICE OF BORROWING

Date:                 , 200_

To:	Bank of America, N.A. as Agent for the Lenders who are parties to the Amended and Restated Credit Agreement dated as of May 20, 2003 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among PSS World Medical, Inc. and certain of its Subsidiaries, certain Lenders which are parties thereto, and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned,                      (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is , 200 .

2.	The aggregate amount of the proposed Borrowing is $ .

3.	The Borrowing is to be comprised of $ of Base Rate and $ of LIBOR Rate Loans.

4.	The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Borrowers contained in the Credit Agreement are true and correct in all material respects on and as of the date of the proposed Borrowing as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c) The proposed Borrowing will not cause the Borrowers to exceed any of the limitations on Borrowings set forth in the Credit Agreement, including any limitations based on the Commitments, the Borrowing Base or the Maximum Revolver Amount.

[ ]

By:
Title:

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date:                , 200_

To:	Bank of America, N.A. as Agent for the Lenders to the Amended and Restated Credit Agreement dated as of May __, 2003 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among PSS World Medical, Inc. and certain of its Subsidiaries, certain Lenders which are parties thereto, and Bank of America, N.A., as Agent

Ladies and Gentlemen:

The undersigned,                              (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.	The Continuation/Conversion Date is , 200 .

2.	The aggregate amount of the Loans to be [converted] [continued] is $ .

3.	The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.	The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(b) The proposed [conversion] [continuation] will not cause the Borrowers to exceed any of the limitations on Borrowings set forth in the Credit Agreement, including any limitations based on the Commitments, the Borrowing Base or the Maximum Revolver Amount.

[ ]

By:
Title:

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                     , 200_ is made between                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement dated as of May 20, 2003 (as amended, amended and restated, modified, supplemented or renewed, the “Credit Agreement”) among PSS World Medical, Inc., a Florida corporation, and certain of its Subsidiaries, as borrowers (the “Borrowers”), certain other Subsidiaries, as guarantors, the several financial institutions from time to time party thereto (including the Assignor, the “Lenders”), and Bank of America, N. A., as agent for the Lenders (the “Agent”). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrowers in an aggregate amount not to exceed $                 (the “Commitment”);

WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $                 to the Borrowers;

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $                 (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $                 (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.	Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the “Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 3.7, 4.1, 4.3 and 14.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $                 .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $                 .

2.	Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $                , representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

3.	Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.	Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.	Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be                 , 200_ (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

[(ii) the consent of the Agent [and the Borrowers’ Agent] required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

[(iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]

(v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers’ Agent and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.	[Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

7.	Withholding Tax.

The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers’ Agent prior to the time that the Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.	Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Borrower or any other Obligor, or the performance or observance by any Borrower or any other Obligor, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9.	Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.	Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE GEORGIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State court sitting in the State of Georgia or any Federal court sitting in the Northern District of Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:
Address:

[ASSIGNEE]

By:
Title:
Address:

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                , 200_

Bank of America, N.A.

600 Peachtree Street, 5th Floor

Atlanta, GA 30308

Attn: Account Executive

[PSS World Medical, Inc.

4345 Southpoint Boulevard

Jacksonville, FL 32216]

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of May 20, 2003 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) among PSS World Medical, Inc. and certain of its Subsidiaries, the Lenders referred to therein, and Bank of America, N. A., as agent for the Lenders (the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.

1. We hereby give you notice of, and request your consent to, the assignment by                  (the “Assignor”) to                  (the “Assignee”) of                  % of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of                 , 200  , is $                , the aggregate amount of its outstanding Loans is $                , and its participation in L/C Obligations is $                .

2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

3. The following administrative details apply to the Assignee:

(A)	Notice Address:

Assignee name:_____________________________

Address:___________________________________

              ____________________________________

     ___________________________________

Attention:__________________________________

Telephone: (            )_________________________

Telecopier: (            )_________________________

Telex (Answerback):________________________

(B)	Payment Instructions:

Account No.:_______________________________

                At:________________________________

                      ________________________________

                      ________________________________

Reference:  _________________________________

Attention:   __________________________________

4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

ACKNOWLEDGED AND ASSIGNMENT

CONSENTED TO:

Bank of America, N. A. as Agent

By:
Title:

[PSS World Medical, Inc.

By:
Title:	]

SCHEDULE 1.1

COMMITMENTS

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$150,000,000	100%

Page1.1-1

Schedule 1.2

EXISTING INVESTMENTS

Notes Receivables from Pat Kelly secured by 340,000 shares of PSS World Medical, Inc. stock and split dollar life insurance policy. Gross amount = $4,974,412; Reserve = $2,939,108; Net = $2,035,304.

Banc of America Securities Account for investment of excess corporate funds. Account Number – [***]. Balance as of April 30, 2003 ~ $450,000.

Credit Suisse Securities Account for investment of excess corporate funds. Current balance = $0.

Draws against commission owed by approximately 600 sales representatives in a total amount of $2,873,542.

Employee advances = $90,241.

Medical Productivity Solutions, LLC - 34 Common Units and $150,000 Series B Preferred Unit.

Deferred purchase price for the sale of shares in WorldMed N.V. to Het Gebroken Kamwiel B.V.B.A. as documented in share purchase agreement dated May 20, 2001. Gross amount = $400,000; Reserve = $200,000; Net = $200,000.

[***]

Page1.1-2

Schedule 6.3

STATES IN WHICH QUALIFIED TO DO BUSINESS

COMPANY	STATE
PSS World Medical, Inc.	Alabama
Alaska *
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia *
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts *
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey *
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Page 6.3-1

COMPANY	STATE
Gulf South Medical Supply, Inc.	Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts *
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey *
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Page 6.3-2

COMPANY	STATE
PSS Holding, Inc.	Florida

PSS Service, Inc.	Florida

Physician Sales & Service, Inc.	Florida

Physician Sales & Service Limited Partnership	Arkansas Florida Louisiana Oklahoma Tennessee Texas

ThriftyMed, Inc.	Florida

*	The Obligor has not received a good standing certificate from this state, however, it has filed the returns and paid the fees required to reestablish good standing in such state.

Page 6.3-3

Schedule 6.4

CORPORATE NAMES; PRIOR TRANSACTIONS

PSS World Medical, Inc.:	Gulf South Medical Supply, Inc.:

Adams Medical, Inc.

Advanced Medical Supply, Corp.

Affiliated Medical, Inc.

Alexander Surgical Supply Company Incorporated

Alpha Medical Supply Company, Inc.

Dahl Chase Diagnostics Services

Garromedix, Inc.

Green Acres Pharmacy, Inc. (related to Parkview)

Medical Services of Cleveland

Med Systems, Inc.

Parkview Medical Supply

Physician Sales & Service, Inc.

Physician Supply Company

PSS Delaware, Inc. (merged 05/22/01)

PSS Medical, Inc.

WorldMed, Inc. (merged 05/22/01)

WorldMed International, Inc. (merged 05/22/01)

Advantage Medical, Inc.

Medical Specialized System, Ltd.

Metropolitan Medical & Surgical Supplies, Inc.

National Medical LLC

National Med Supply Company (merged 05/22/01)

Ohio Medical Supply Corp.

R&J Medical Supply, Inc.

WorldMed, Inc. “DBA” name for Florida

WorldMed, Inc. of Delaware	National Med Supply Company: Telestar Software

PSS Holding, Inc.	PSS Service, Inc.

Physician Sales & Service, Inc.	Physician Sales & Service Limited Partnership

ThriftyMed, Inc.

Page 6.4-1

Schedule 6.5

SUBSIDIARIES AND AFFILIATES

SUBSIDIARIES

Subsidiary	Relationship to PSS World Medical, Inc.	State of Organization

Gulf South Medical Supply, Inc.	Direct Subsidiary	Delaware

PSS Holding, Inc.	Direct Subsidiary	Florida

PSS Service, Inc.	Direct Subsidiary	Florida

Physician Sales & Service, Inc.	Direct Subsidiary	Florida

Physician Sales & Service Limited Partnership	PSS Holding, Inc. is the 99% limited partner and PSS World Medical, Inc. is the 1% general partner	Florida

ThriftyMed, Inc.	Direct Subsidiary	Florida

OTHER AFFILIATES

Investor (a)	Ownership of PSS World Medical, Inc.
	Number of Shares	Percentage
TCW Asset Management Company	6,185,171 common	9.12%
Westfield Capital Management	4,568,250 common	6.74%
Wellington Management Company, LLP	3,390,900 common	5.00%

(a)	Source: SEC Form 13F filings as of December 31, 2002.

Page 6.5-1

Schedule 6.7

CAPITALIZATION

Obligor	Owner	Authorized/Issued Shares

PSS World Medical, Inc.	Public	150,000,000 /67,763,440 Common (a)
1,000,000 / 0 Preferred

Gulf South Medical Supply, Inc.	PSS World Medical, Inc.	1,000 / 100 Common

PSS Holding, Inc.	PSS World Medical, Inc.	1,000 / 100 Common

PSS Service, Inc.	PSS World Medical, Inc.	1,000 / 100 Common

Physician Sales & Service, Inc.	PSS World Medical, Inc.	7,000 / 100 Common

Physician Sales & Service Limited Partnership	PSS World Medical, Inc. (1% General Partner) and PSS Holding, Inc. (99% Limited Partner)	N/A

ThriftyMed, Inc.	PSS World Medical, Inc.	7,000 / 100 Common

5% OWNERS OF PSS WORLD MEDICAL, INC.

Investor (b)	Ownership of PSS World Medical, Inc.
	Number of Shares	Percentage
TCW Asset Management Company	6,185,171 common	9.12%
Westfield Capital Management	4,568,250 common	6.74%
Wellington Management Company, LLP	3,390,900 common	5.00%

(a)	As of 12/27/02
(b)	Source: SEC Form 13F filings as of December 31, 2002.

Page 6.7-1

Schedule 6.9

DEBT

[***]

Page 6.9-1

Schedule 6.11

REAL ESTATE; LEASES

REAL ESTATE OWNED

NONE

REAL ESTATE LEASED

Street Address	City	County	State	Zip	Lessor Name	Lessor Address	Monthly Rent
602 Cahaba Valley Circle	Pelham	Shelby	AL	35124	Pelham Industrial Enterprises	2102 Highland Avenue, Birmingham, AL 35205	8,599

1515 Bowman Road, Suite F	Little Rock	Pulaski	AR	72211	Bowman Business Park	P.O. Box 241025, Little Rock, AR 72223	9,651

3103 E. Broadway Road, Suite 100	Phoenix	Maricopa	AZ	85040	PruCrow Industrial Properties LP	8 Campus Drive, Parsippany, NJ 07054	22,895

1938 Malvern Avenue	Fulleton	Orange	CA	92834	RREEF American REIT II Corp X	1630 S. Sunkist Street, Anaheim, CA 92806	33,454

20991 Cabot Blvd.	Hayward	Alameda	CA	94545	North Hayward Corporate Center Associates	160 W. Santa Clara Street, San Jose, CA 95113	16,653

9520 Chesapeake Drive, Suite 605	San Diego	San Diego	CA	92123	Gateway West Properties, Inc	7330 Engineer Road, San Diego, CA 92111	1,623

1939 Blair Avenue	Santa Ana	Orange	CA	92705	Blair Business Center	1946 E. Edinger, Santa Ana, CA 92705	2,200

11175 East 55th Avenue, Suite 106	Denver	Denver	CO	80239	ProLogis Trust	14100 East 35th Place, Aurora, CO 80011	11,248

7018 A. C. Skinner Parkway, #220	Jacksonville	Duval	FL	32256	Liberty Property LP	4190 Belfort Road, Jacksonville, FL 32216	15,344

4345 Southpoint Boulevard	Jacksonville	Duval	FL	32216	Liberty Property Trust	4190 Belfort Road, Jacksonville, FL 32216	161,945

9855 Mining Drive	Jacksonville	Duval	FL	32257	SouthGate Warehouse Inc	2050 Forbes Street, Jacksonville, FL 32204	11,770

9695 Delegates Drive, Suite 503	Orlando	Orange	FL	32837	ProLogis Trust	4105-A 34th Street, Orlando, FL 32811	20,606

2200 NW 32nd Street, Suite 1400	Pompano Beach	Broward	FL	33069	WLCS Limited Partnership	1717 Penn Avenue, Pittsburgh, PA 15221	2,822

9843 18th Street N., Suite 200	St. Petersburg	Pinellas	FL	33716	Grady Prigen	3093 46th Avenue N, St. Petersburg, FL 33714	20,964

Page 6.11-1

Street Address	City	County	State	Zip	Lessor Name	Lessor Address	Monthly Rent

2735 Power Mill Court	Tallahassee	Leon	FL	32301	Moore-Rupp Partnership	2827 Industrial Plaza Drive, Tallahassee, FL 32301	8,241

4105 Royal Drive, Suite 600	Kennesaw	Cobb	GA	30144	Industrial Property Fund III LP	3434 Peachtree Road NE, Atlanta, GA 30326	23,095

1831 West Oak Parkway, Suite G	Marietta	Cobb	GA	30062	PruCrow Industrial Properties LP	8 Campus Drive, Parsippany, NJ 07054	12,728

99-1434 Koaha Place	Aiea	Honolulu	HI	96701	Thomas Kilmer	99-1434 Koaha Place, Aiea, HI 96701	14,437

266 Kekuanaoa Street	Hilo	Hawaii	HI	96720	K & J Tire Center Inc	266 Kekuanaoa Street, Hilo, HI 96720	1,064

1450 N. McLean Blvd.	Elgin	Kane	IL	60123	MedVentures Property Management Co Inc	13250 Lakefront Drive, Earth City, MO 63045	18,213

14601 W. 112th Street	Lenexa	Johnson	KS	66215	Welsh Lenexa LLC	7807 Creekridge Circle, Minneapolis, MN 55439	12,364

13024 Forest Center Court	Louisville	Jefferson	KY	40223	Westport Industrial Center	P. O. Box 99565, Louisville, KY 40269	8,400

5150 Interchange Way, Suite B	Louisville	Jefferson	KY	40229	Crossing Center Seven LLC	12910 Shelbyville Road, Louisville, KY 40243	18,600

5600 Jefferson Highway	New Orleans	Orleans	LA	70123	AMB Property LP	5612 Jefferson Highway, New Orleans, LA 70123	8,531

3130 N.E. Evangeline Thruway	Lafayette	Lafayette	LA	70507	R. Hamilton Davis	107 Camberly Circle, LaFayette, LA 70508	11,000

4 Thacher Lane	Wareham	Plymouth	MA	02571	OUI-LOC Trust	21-D Patterson Brook Road, West Wareham, MA 02576	11,221

7520 Connelley Drive, Suite B	Hanover	Anne Arundel	MD	21076	MIE Properties Inc	5720 Executive Drive, Baltimore, MD 21228	2,132

1343 Piedmont	Troy	Oakland	MI	48083	Piedmont Commerce Center LLC	29548 Southfield Road, Southfield, MI 48076	1,246

141 Cheshire Lane, Suite 700	Minneapolis	Hennepin	MN	55441	Carlson Real Estate Company LP	111 Cheshire Lane, Minnetonka, MN 55305	19,820

11877 Adie Road	Maryland Heights	St. Louis	MO	63043	Onyx Capital LLC	8610 Pennell, St. Louis, MO 63144	11,188

193 Country Place Parkway	Pearl	Rankin	MS	39208	Frazier Development LLC	5247 Green Way Drive, Jackson, MS 39204	6,350

6701-A North Park Blvd.	Charlotte	Mecklenburg	NC	28216	G & I Charlotte Industrial LLC	13801 Reese Blvd W, Huntersville, NC 28078	25,245

Page 6.11-2

Street Address	City	County	State	Zip	Lessor Name	Lessor Address	Monthly Rent
533 Dynamic Drive	Garner	Wake	NC	27529	Victor G. Byrd	700 Maxwell Drive, Raleigh, NC 27603	10,000

4526 South 140th Street	Omaha	Douglas	NE	68137	MD Properties LLC	10612 Bondesson Circle, Omaha, NE 68122	5,691

208 Passaic Avenue	Fairfield	Essex	NJ	07004	Midsay Associates LLC	15 Green Street, Hackensack, NJ	40,958

3100 East Charleston Blvd., Suite 103	Las Vegas	Clark	NV	89104	Harsch Investment Properties-Nevada LLC	3111 S. Valley View Blvd, Las Vegas, NV 89102	1,550

850 S. Oyster Bay Road	Hicksville	Nassau	NY	11801	Azzarone Construction Co	110 E Second St, Mineola, NY 11501	18,973

3335 Brighton Town Line Road	Rochester	Monroe	NY	14623	Robert C. Sotile	1290 Clover St, Rochester, NY 14610	8,036

11121 Kenwood Road	Blue Ash	Hamilton	OH	45242	Corporate Center of Blue Ash	P. O. Box 125, West Chester, OH 45071	2,511

2003 Case Parkway South Units 2, 3, 4, 5, 6	Twinsburg	Summit	OH	44087	Geis Companies	10020 Aurora-Hudson Rd, Streetsboro, OH 44241	12,173

2349 West Vancouver	Broken Arrow	Tulsa	OK	74012	Lukken Properties Ltd	5454 South 99th St, Tulsa, OK 74146	12,437

5227 NE 152nd Place	Portland	Multnomah	OR	97230	ProLogis Industrial Properties II Inc	47775 Fremont Blvd, Fremont, CA 94538	10,908

1030 McKee Road	Oakdale	Allegheny	PA	15071	Premier Pan	33 McGovern Blvd, Crescent, PA 15046	12,251

8901 Farrow Road, Suite 104	Columbia	Richland	SC	29203	Stern Business Center Inc	8910 Two Notch Rd, Columbia, SC 29223	9,253

3720 Amnicola Highway	Chattanooga	Hamilton	TN	37406	Turnbull Properties LP	P. O. Box 695, Signal Mountain, TN 37377	1,580

3953 Hickory Hill Road	Memphis	Shelby	TN	38115	Acquiport Memphis DC Inc	522 Fifth Avenue, New York, NY 10036	7,504

5950 Freeport Avenue, Suite 109	Memphis	Shelby	TN	38141	Industrial Developments International LP	3434 Peachtree Road NE, Atlanta, GA 30326	20,282

3044 South 1030 West, Suite 201	Salt Lake City	Salt Lake	UT	84119	Eckman & McGillis Properties LLC	3038 South 1030 West, Salt Lake City, UT 84119	11,750

206 Research Drive Suite 103	Chesapeake	Chesapeake	VA	23320	Greenbrier West Business Park LLC	5026 Lauderdale Ave, Virginia Beach, VA 23455	1,050

1950 Ruffin Mill Road	Colonial Heights	Chesterfield	VA	23834	EWC LC	P. O. Box 377, Richmond, VA 23218	28,957

5350 Lewis Road	Sandston	Henrico	VA	23075	Aragon Group	111 Pepper Avenue, Richmond, VA 23226	10,391

Page 6.11-3

Street Address	City	County	State	Zip	Lessor Name	Lessor Address	Monthly Rent
1549 Lynn Brae Drive NE	Roanoke	Roanoke City	VA	24012	Central Razor LLC	3031 Shenandoah Valley Ave NE, Roanoke, VA 24012	6,310

1704 B Street NW, Suite 120	Auburn	King	WA	98001	RREEF American REIT II Corp II	16000 Christensen Rd, Tukila, WA 98188	24,220

W228 S6944 Enterprise Drive	Big Bend	Waukesha	WI	53103	Jentzsch & Jentzsch LLC	S95W33380 Hickory Wood Trail, Mukwonago, WI 53149	1,359

5200 Shea Ctr. Drive	Ontario	San Bernardino	CA	91761	Shea Properties	67 Brea Canyon Road, Walnut, CA 91789	15,125

4291 Pell Drive	Sacramento	Sacramento	CA	95838	PDC Properties Inc	8395 Jackson Rd, Sacramento, CA 95826	20,136

2501 Investor’s Row, Suite 1000	Orlando	Orange	FL	32837	Orlando Central Number One LP	2501 Investors Row, Orlando, FL 32837	24,513

8220 Troon Circle Suite 200	Austell	Cobb	GA	30168	Oakmont Industrial Group II LP	3520 Piedmont Rd, Atlanta, GA 30305	3,659

173 E. Market Ridge	Ridgeland	Madison	MS	39157	Highland Colony Business Park Partnership	P.O. Box 10448, Jackson, MS 39289	26,514

9221 Globe Center Dr., Ste 100	Morrisville	Wake	NC	27560	Globe Center Realty Eight LLC	3605 Glenwood Ave, Raleigh, NC 27612	22,934

7735 South 134th Street, Suite 109	Omaha	Douglas	NE	68138	KF Partnership	3323 N 107th St, Omaha, NE 68134	24,485

14 N. Wentworth Avenue	Londonberry	Rockingham	NH	03053	Sarina Seacoast LLC	49 Tidewater Farms, Greenland, NH 03940	34,087

915 Taylor Road	Gahanna	Franklin	OH	43230	The JAS Group Ltd	6500 Olentangy River Rd, Worthington, OH 43085	20,008

300 Hunter Lane, Suite 300	Middletown	Dauphin	PA	17057	First Industrial Harrisburg LP	600 Flank Drive, Harrisburg, PA 17122	36,667

5400 Kaepa Court	San Antonio	Bexar	TX	78218	Unum Life Insurance Co of America	11550 IH 10 West, San Antonio, TX 78230	16,668

4349 Duraform Lane	Windson	Dane	WI	53598	MadCap II LLC	E13431 Grace St, Merrimac, WI 53561	22,273

1419 Dunn Drive	Carrollton	Dallas	TX	75006	David Stanley	18714 Campbell Rd, Dallas, TX 75252	17,651

15550 Vickery Drive, Suite 200	Houston	Harris	TX	77032	EastGroup Properties LP	1502 Augusta, Houston, TX 77057	28,499

530 32nd Street	Lubbock	Lubbock	TX	79404	Skybell’s Avenue Q Rentals	1112 Avenue Q, Lubbock, TX 79401	4,000

4646 Perrin Creek, #280	San Antonio	Bexar	TX	78217	ProLogis Trust	3453 North 1H35, San Antonio, TX 78219	12,059

Page 6.11-4

LEASED PERSONAL PROPERTY WITH A VALUE EQUAL TO OR GREATER THAN $1,000,000

PSS World Medical, Inc. is party to a lease with GE Capital whereby it leases a Bombadier Learjet, Model 45 Aircraft. The estimated current value is $9.3 million.

PSS World Medical, Inc. is party to a master lease with PHH whereby it leases vehicles from time to time. The current unamortized portion of the obligation is approximately $6.1 million.

Gulf South Medical Supply, Inc. is party to a lease with Penske whereby it leases vehicles from time to time. The current unamortized portion of the obligation is approximately $3.1 million.

PSS World Medical, Inc. is party to a lease with GATX whereby it leases laptop computers from time to time. The current unamortized portion of the obligation, including a 10% residual, is approximately $2.5 million.

PSS World Medical, Inc. is party to a lease with Hewlett-Packard Company whereby it leases computer servers from time to time. The estimated current value is $2.4 million.

SUBLEASED PROPERTY

NONE

Page 6.11-5

Schedule 6.12

PROPRIETARY RIGHTS

Each of the Obligors has been granted licenses and permits by various federal, state and local government agencies for the day-to-day operation of its respective business.

PATENTS

NONE

COPYRIGHTS

COPYRIGHT	LISTED OWNER	REGISTRATION NO.
P S S Eagle Achievement Award	Physician Sales & Service, Inc.	VA311520

TRADEMARKS

MARK	REGISTERED OWNER	REGISTRATION/ (Application) No.
PHYSICIAN SELECT	PSS World Medical, Inc.	2,353,323

CUSTOMERLINK PSS DIAL and design	PSS World Medical, Inc.	2,104,932

CUSTOMERLINK and Design	PSS World Medical, Inc.	2,097,034

EXELTHERM	Exeltherm, Inc.	1,991,820

PSS NETWORK PLUS and Design	PSS World Medical, Inc.	1,973,629

PSS (Stylized)	PSS World Medical, Inc.	1,528,735

SRX	Physician Sales & Service, Inc. (2)	(76/239,698)

PPSS WORLD MEDICAL and Design	PSS World Medical, Inc.	(76/497,252)

NIGHTINGALE	Gulf South Medical Supply, Inc.	(78/141,022)

ANSWERS	Gulf South Medical Supply, Inc.	(76/256,841)

FYI FOR YOUR INDEPENDENCE	National Med Supply Company	2,182,994

MOMENTIS GROUP	PSS Holdings, Inc.	2,541,687

PSS PHYSICIAN SALES & SERVICE, INC. (Louisiana Registration)	Physician Sales & Service, Inc.	00408568

Page 6.12-1

MARK	REGISTERED OWNER	REGISTRATION/ (Application) No.
PSS STANDARD CRESCENT CITY (Louisiana Registration)	Physician Sales & Service, Inc.

(1)	Filing in process to reflect name change to PSS World Medical, Inc.
(2)	Filing in process to reflect correct owner as PSS World Medical, Inc.

LICENSES OF PATENTS, TRADEMARKS, AND COPYRIGHTS

Owner	License Name	Purpose
Lemelson Medical, Education and Research Foundation, Limited Partnership	All Letters Patent that cover or claim Auto I.D. Auto I.D. means scanning a coded image to develop an electronic representation of the coded image that may be decoded by a computer.	Bar code scanning.

Page 6.12-2

Schedule 6.13

TRADE NAMES

PSS World Medical, Inc.

Gulf South Medical Supply, Inc.

Physician Sales & Service Limited Partnership

Physician Sales & Service

Physician Sales & Service, Inc.

Page 6.13-1

Schedule 6.14

LITIGATION

1. Latex Glove Litigation Claims - PSS, through its Long-Term Care Business, its Physician Supply Business, and/or predecessor companies, has been named as one of many defendants in latex glove product liability claims in various Federal and state courts. The defendants are primarily distributors of certain brands of latex gloves. Currently, state litigation exists in New Hampshire and California, while Federal litigation is present in California, Washington, Georgia, New Hampshire, Pennsylvania and Ohio. Defense costs are currently allocated by agreement between a consortium of insurers on a pro rata basis for each case depending upon policy years and alleged years of exposure. All of the insurance carriers are defending subject to a reservation of rights.

The Latex Glove Litigation claims are covered by insurance and are being defended by several insurance companies in the U.S., as noted above. [***]

2. Hirsch v. PSS SEC Litigation - PSS and certain of its current officers and directors are named as defendants in a purported securities class action lawsuit entitled Jack Hirsch v. PSS World Medical, Inc., et al., Civil Action No. 3:98-CV 502-J-32TEM. The action, which was filed on or about May 28, 1998, is pending in the United States District Court for the Middle District of Florida, Jacksonville Division. An amended complaint was filed on December 11, 1998. The plaintiff alleges, for himself and for a purported class of similarly situated stockholders who allegedly purchased PSS’s stock between December 23, 1997 and May 8, 1998 that the defendants engaged in violations of certain provisions of the Exchange Act, and Rule 10b-5 promulgated thereunder. The allegations are based upon a decline in PSS’s stock price following announcement by PSS in May 1998 regarding the Gulf South Merger, which resulted in earnings below analyst’s expectations. The plaintiff seeks indeterminate damages, including costs and expenses. PSS filed a motion to dismiss the first amended complaint on January 25, 1999. The court granted that motion without prejudice by order dated February 9, 2000. Plaintiffs filed their second amended complaint on March 15, 2000, and PSS filed a motion to dismiss the second amended complaint on May 1, 2000. By order dated December 18, 2002, the Court granted the motion to dismiss the second amended complaint with prejudice with respect to the Section 10(b) claims. The Order granted the motion to dismiss the second amended complaint without prejudice as to the Section 14(a) and 20(a) claims and gave the plaintiffs leave to file a third amended complaint. The plaintiffs filed their third amended complaint on January 17, 2003 alleging claims under Sections 14(a) and 20(a) of the Exchange Act on behalf of a putative class of all persons who were shareholders of PSS as of March 26, 1998. PSS filed a motion to dismiss the third amended complaint on February 14, 2003.

3. In Re PSS World Medical Inc. Securities Litigation - PSS has been named as a defendant in ten related class action complaints, the first of which was filed on July 13, 2001 and all of which had been filed in the United States District Court for the Middle District of Florida. By Order of the Court dated January 14, 2002, those ten actions were consolidated into a single action under the caption “In Re PSS World Medical Inc. Securities Litigation.” Following that consolidation, on March 22, 2002, lead plaintiffs served their Amended Class Action Complaint for Violation of Securities Laws. On May 14, 2002, defendants filed their motion to dismiss the Amended Complaint, and, on August 1, 2002, the Court entered an Order denying that motion and directing PSS to answer the Amended Complaint by August 12, 2002. PSS and the other defendants served their answer to the Amended Complaint on August 12, 2002, and the parties are now engaged in discovery. The Amended Complaint named PSS along with certain present and former directors and officers. The Amended Complaint was filed as a purported class action on behalf of persons who purchased or acquired PSS common stock at various times during the period between October 26, 1999 and October 3, 2000. The Amended Complaint alleges, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and seeks unspecified damages. The plaintiffs allege that PSS issued false and misleading statements and failed to disclose material facts concerning, among other things, PSS’s financial condition. The plaintiffs further allege that because of the issuance of false and misleading statements and/or failure to disclose material facts, the price of PSS common stock was artificially inflated during the class period. By order of the Court dated November 14, 2002, Plaintiff’s Motion for Class Certification was granted. On December 10, 2002, the Court entered an Order approving Plaintiff’s Method of Notifying Class Members That A Class Has Been Certified and further set a schedule of dates for such notice. On December 10, 2002, the Court also entered an Order setting forth a schedule of dates for pre-trial procedures and trial. Pursuant to that Order, a jury trial in the case is scheduled for the trial term commencing October 18, 2004.

[***]

4. Platinum Dispute - On November 18, 2002, the Borrower sold its Diagnostic Imaging business to an affiliate of Platinum Equity LLC., pursuant to a Stock Purchase Agreement (the “Agreement”) dated October 28, 2002 and amended November 18, 2002. Section 2.4 of the Agreement provides for a post-closing Purchase Price

Page 6.14-1

Adjustment based on buyers disagreement with items contained in a closing date net asset statement. On January 15, 2003, the Borrower delivered a closing date net asset statement. On March 14, 2003, an affiliate of Platinum delivered a Dispute Notice pursuant to the Agreement claiming that the Purchase Price should be reduced by $32,257,000 based on their disagreement with the closing date net asset statement. The Borrower and Platinum are in the process of discussing this disagreement. If the parties are unable to reach an agreement, the dispute will be referred to an independent accounting firm of national reputation mutually acceptable by the Borrower and Platinum for binding resolution. The Borrower intends to vigorously defend this dispute.

5. Labor Dispute - The Company has been named as a defendant in a suit brought by three former and present employees of the Company, entitled Angione, et al. v. PSS World Medical Inc., which was filed on or about June 4, 2002 in the U.S. District Court for the Central District of California, Santa Ana Division (Case No. CV SA 02-533 AHS (ANx)). In response to the Motion to Transfer Venue filed by the Company, the plaintiffs stipulated that venue of the case is proper in the United States District Court in Jacksonville, Florida. The Court approved the transfer and the case is now pending in the United States Court for the Middle District of Florida, Jacksonville Division, Case Number 02-CV-854. The plaintiffs allege that the Company wrongfully classifies its Purchasers, Operations Leader Trainees, and Accounts Receivable Representatives as exempt from the overtime requirements imposed by the Fair Labor Standards Act and the California Wage Orders. The plaintiffs seek court approval to proceed as a collective action under the Fair Labor Standards Act, a representative action under California’s Unfair Competition Act, and/or a class action on behalf of all persons in the United States who have occupied any one of the three positions within the pertinent limitations period. The Company opposed this motion. It is unknown whether the Court will tentatively approve a collective action and allow discovery on the issue of who is eligible to participate in the collective action. The Plaintiffs seek to recover back pay, interest, costs of suit, declaratory and injunctive relief, and applicable statutory penalties. In addition, two of the three named plaintiffs bring individual claims for gender discrimination and retaliation under Title VII of the Civil Rights Act of 1964 and the Equal Pay Act of 1963. The Company is vigorously defending against the claims and is working with human resource personnel to collect personnel and payroll information necessary to determine (i) the employees who are potentially eligible to participate in the suit and (ii) the extent of overtime liability, if any.

[***]

Page 6.14-2

Schedule 6.15

LABOR DISPUTES

The Company has been named as a defendant in a suit brought by three former and present employees of the Company, entitled Angione, et al. v. PSS World Medical Inc., which was filed on or about June 4, 2002 in the U.S. District Court for the Central District of California, Santa Ana Division (Case No. CV SA 02-533 AHS (ANx)). In response to the Motion to Transfer Venue filed by the Company, the plaintiffs stipulated that venue of the case is proper in the United States District Court in Jacksonville, Florida. The Court approved the transfer and the case is now pending in the United States Court for the Middle District of Florida, Jacksonville Division, Case Number 02-CV-854. The plaintiffs allege that the Company wrongfully classifies its Purchasers, Operations Leader Trainees, and Accounts Receivable Representatives as exempt from the overtime requirements imposed by the Fair Labor Standards Act and the California Wage Orders. The plaintiffs seek court approval to proceed as a collective action under the Fair Labor Standards Act, a representative action under California’s Unfair Competition Act, and/or a class action on behalf of all persons in the United States who have occupied any one of the three positions within the pertinent limitations period. The Company opposed this motion. It is unknown whether the Court will tentatively approve a collective action and allow discovery on the issue of who is eligible to participate in the collective action. The Plaintiffs seek to recover back pay, interest, costs of suit, declaratory and injunctive relief, and applicable statutory penalties. In addition, two of the three named plaintiffs bring individual claims for gender discrimination and retaliation under Title VII of the Civil Rights Act of 1964 and the Equal Pay Act of 1963. [***]

Page 6.15-1

Schedule 6.16

ENVIRONMENTAL LAWS

[***]

Page 6.16-1

Schedule 6.26

MATERIAL AGREEMENTS

[***]

Page 6.26-1

Schedule 6.27

BANK ACCOUNTS

BANK AND LOCKBOX ACCOUNTS

Owner	Location	Bank	Account Number	Purpose of Account
PSS	Jacksonville	Bank of America	[***]	Branch Depository
PSS	St. Petersburg	Bank of America	[***]	Branch Depository
PSS	Orlando	Bank of America	[***]	Branch Depository
PSS	Atlanta	Bank of America	[***]	Branch Depository
PSS	Birmingham	SouthTrust Bank	[***]	Branch Depository
PSS	New Orleans	Hibernia National Bank -Elmwood Branch	[***]	Branch Depository
PSS	Jackson	Trustmark National Bank	[***]	Branch Depository
PSS	Memphis	Bank of America	[***]	Branch Depository
PSS	Dallas	Bank of America	[***]	Branch Depository
PSS	Houston	Bank of America	[***]	Branch Depository
PSS	Southern Calif	Bank of America	[***]	Branch Depository
PSS	San Antonio	Bank of America	[***]	Branch Depository
PSS	Charlotte	Bank of America	[***]	Branch Depository
PSS	Phoenix	Bank of America	[***]	Branch Depository
PSS	Tulsa	Bank of America	[***]	Branch Depository
PSS	Cincinnati	US Bank	[***]	Branch Depository
PSS	Richmond	Bank of America	[***]	Branch Depository
PSS	Kansas City	Bank of America	[***]	Branch Depository
PSS	St. Louis	Bank of America	[***]	Branch Depository
PSS	Northern Calif	Bank of America	[***]	Branch Depository
PSS	Denver	Bank One	[***]	Branch Depository
PSS	Chicago	Bank One	[***]	Branch Depository
PSS	Louisville	PNC Bank	[***]	Branch Depository
PSS	Minneapolis	Anchor Bank N A	[***]	Branch Depository
PSS	New England	Compass Bank	[***]	Branch Depository
PSS	New Jersey	Chase Bank	[***]	Branch Depository
PSS	Pittsburgh	PNC Bank- Treasury Management	[***]	Branch Depository
PSS	Rochester	HSBC Henriette Office	[***]	Branch Depository
PSS	Salt Lake City	Wells Fargo Granger Branch	[***]	Branch Depository
PSS	Seattle	Bank of America	[***]	Branch Depository
PSS	West Texas	Bank of America	[***]	Branch Depository
PSS	Roanoke	Bank of America	[***]	Branch Depository
PSS	Cleveland	Liberty Bank N A	[***]	Branch Depository
PSS	Lafayette	Bank One	[***]	Branch Depository
PSS	Hawaii	Bank of Hawaii	[***]	Branch Depository
[***]
GSMS	Centralized	Bank of America	[***]	Lockbox
GSMS	Corporate	Bank of America	[***]	Master Depository
[***]
PSS	Corporate	Bank of America	[***]	BofA Business Credit Collateral
PSS	Corporate	Bank of America	[***]	New Payroll Account
PSS	Corporate	Bank of America	[***]	New Payroll Account - Taxes
PSS	Corporate	Bank of America	[***]	A/P Account
PSS	Corporate	Bank of America	[***]	Sales Tax Account
PSS	Corporate	Bank of America	[***]	Main Account

Page 6.27-1

Owner	Location	Bank	Account Number	Purpose of Account
PSS	Corporate	Bank of America	[***]	Corporate Depository Account
WM	Corporate	Bank of America	[***]	WorldMed Main Account
WM	Corporate	Bank of America	[***]	WM Ser Co Payroll
WM	Corporate	Bank of America	[***]	WM Ser Co Payroll Tax
WM	Corporate	Bank of America	[***]	Mutual Fund (Eurodollar)
WM	Corporate	Bank of America	[***]	PSS WM Corp Acct
DI/WM	Corporate	Bank of America	[***]	New Payroll Account
DI/WM	Corporate	Bank of America	[***]	New Payroll Account - Taxes
DI/WM	Corporate	Bank of America	[***]	A/P Account
DI/WM	Corporate	Bank of America	[***]	Main Account
GSMS	Corporate	Bank of America	[***]	New Payroll Account
GSMS	Corporate	Bank of America	[***]	New Payroll Account - Taxes
GSMS	Corporate	Bank of America	[***]	A/P Account
GSMS	Corporate	Bank of America	[***]	Sales Tax
GSMS	Corporate	Bank of America	[***]	Main Account
GSMS	Corporate	Bank of America	[***]	Corporate Depository Account

SECURITIES AND INVESTMENT ACCOUNTS

	Location	Bank	Account Number	Purpose of Account
WM	Corporate	Credit Suisse	[***]	Investment Account
WM	Corporate	Banc of America Securities LLC	[***]	Federated Acct

Page 6.27-2

Schedule 7.15

PERMITTED AFFILIATE TRANSACTIONS

[***]

Page 6.27-1